EXECUTION COPY

SALE AND SERVICING AGREEMENT

by and among

HORIZON FUNDING TRUST 2013-1,
as the Issuer,

HORIZON FUNDING 2013-1 LLC,
as the Trust Depositor,

HORIZON TECHNOLOGY FINANCE CORPORATION
as the Seller and as the Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,
as the Trustee, Backup Servicer, Custodian and Securities Intermediary

Dated as of June 28, 2013

Horizon Funding Trust 2013-1
Asset-Backed Notes

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EXHIBITS

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SALE AND SERVICING AGREEMENT

THIS SALE AND SERVICING AGREEMENT, dated as of June 28, 2013, is by and among:

(1)         HORIZON FUNDING TRUST 2013-1, a statutory trust created and existing under the laws of the State of Delaware (together with its successors and assigns, the “Issuer”);

(2)         HORIZON FUNDING 2013-1 LLC, a Delaware limited liability company, as the trust depositor (together with its successor and assigns, in such capacity, the “Trust Depositor”);

(3)         HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation (together with its successors and assigns, “Horizon”), as the servicer (together with its successors and assigns, in such capacity, the “Servicer”), and as the seller (together with its successors and assigns, in such capacity, the “Seller”); and

(4)         U.S. BANK NATIONAL ASSOCIATION (together with its successors and assigns, “U.S. Bank”), not in its individual capacity but as the trustee (together with its successors and assigns, in such capacity, the “Trustee”), not in its individual capacity but as the backup servicer (together with its successors and assigns, in such capacity, the “Backup Servicer”), not in its individual capacity but as the custodian (together with its successors and assigns in such capacity, the “Custodian”) and not in its individual capacity but solely as securities intermediary (together with its successors and assigns, in such capacity, the “Securities Intermediary”).

RECITALS

WHEREAS, in the regular course of its business, the Seller originates Loans (as defined herein);

WHEREAS, the Trust Depositor acquired the Initial Loans from the Seller and may acquire from time to time thereafter certain Substitute Loans;

WHEREAS, it is a condition to the Trust Depositor’s acquisition of the Initial Loans and any Substitute Loans from the Seller that the Seller make certain representations and warranties regarding the Loan Assets for the benefit of the Trust Depositor as well as the Issuer;

WHEREAS, on the Closing Date, the Trust Depositor will sell, convey and assign all its right, title and interest in the Initial Loan Assets and certain other assets to the Issuer as provided herein;

WHEREAS, the Issuer is willing to purchase and accept assignment of the Loan Assets from the Trust Depositor pursuant to the terms hereof;

WHEREAS, the Servicer is willing to service the Loan Assets for the benefit and account of the Issuer pursuant to the terms hereof; and

WHEREAS, the Backup Servicer is willing to provide backup servicing for the Loan Assets.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01.         Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Adjusted Pool Balance” means, as of any Payment Date, the Pool Balance minus (a) the Excess Concentration Amounts and (b) the aggregate Outstanding Loan Balance of all Delinquent Loans and Restructured Loans as of such Payment Date.

“Administration Agreement” means the Administration Agreement, as amended, supplemented or otherwise modified and in effect from time to time, dated as of June 28, 2013, among the Issuer, the Administrator, the Owner Trustee and the Trustee.

“Administrator” means Horizon, as administrator pursuant to the Administration Agreement.

“Administrative Expenses” means fees and expenses (excluding amounts related to indemnification) due or accrued with respect to any Payment Date and payable by the Issuer:

(a)          to any Person in respect of any governmental fee, charge or tax in relation to the Issuer;

(b)          to the Trustee, Lockbox Bank and the Custodian, (i) any monthly fees to be paid to it pursuant to the Transaction Documents, (ii) any additional fees, expenses or other amounts due and owing thereto and (iii) if a Successor Servicer is being appointed, any Servicing Transfer Costs incurred by the Trustee;

(c)          to the Owner Trustee, (i) any monthly fees to be paid to it pursuant to the Transaction Documents and (ii) any additional fees, expenses or other amounts due and owing thereto;

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(d)          to the Backup Servicer, (i) the Backup Servicer Fee to be paid to it pursuant to the Transaction Documents, (ii) any additional fees, expenses or other amounts due and owing thereto and (iii) fees and expenses and other amounts payable to the Backup Servicer in connection with a Servicer Transfer pursuant to Section 8.02(c);

(e)          to the Independent Accountants, agents and counsel of the Issuer for fees and expenses including, but not limited to, audit fees and expenses, and to the Servicer for expenses and other amounts (excluding the Servicing Fee, any Scheduled Payment Advances and any Servicing Advances) payable under this Agreement;

(f)          to the Trustee, for unpaid fees and expenses (including fees and expenses of its agents and counsel) incurred in the exercise of its rights and remedies on behalf of the Securityholders pursuant to Article V of the Indenture; and

(g)          to Moody’s for its surveillance fees in relation to the Notes;

provided that Administrative Expenses will not include (I) any amounts due or accrued with respect to the actions taken on or in connection with the Closing Date, (II) any principal of or interest on any Notes or (III) amounts payable to Trustee and the Owner Trustee in respect of indemnification.

“Advance Rate” means fifty-two percent (52.0%).

“Advisor” means Horizon Technology Finance Management LLC, a Delaware limited liability company.

“Affiliate” of any specified Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common owner which is a financial institution, fund or other investment vehicle which is in the business of making diversified investments including investments independent from the Loans. For the purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 25% or more of the voting securities of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Each of the Trustee and the Owner Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of such trustee has actual knowledge to the contrary.

“Aggregate Outstanding Loan Balance” means, as of any date, the sum of the Outstanding Loan Balance for each Loan owned by the Issuer.

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“Aggregate Outstanding Pool Balance” means, as of any date of determination, the sum of (i) the Aggregate Outstanding Loan Balance and (ii) the amount of Collections on deposit in the Collection Account.

“Aggregate Outstanding Principal Balance” means, as of any date of determination, the sum of the Outstanding Principal Balances of the Notes on such date.

“Agreement” means this Sale and Servicing Agreement, as amended, modified, waived, supplemented or restated from time to time in accordance with the terms hereof.

“Applicable Law” means, for any Person or property of such Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Assignment” means each Assignment, substantially in the form of Exhibit A, relating to an assignment, transfer and conveyance of Loans and the Related Property by the Trust Depositor to the Issuer.

“Available Funds” means, with respect to any Payment Date, an amount equal to the sum of, without duplication, (a) Collections received during the related Collection Period; (b) interest earned on and any other investment earnings with respect to funds on deposit in each of the Collection Account and the Reserve Account during the related Interest Period; and (c) any Scheduled Payment Advances deposited into the Collection Account on the related Reference Date.

“Backup Servicer” has the meaning provided in the Preamble.

“Backup Servicer Fee” means the annual administration fee payable to the Backup Servicer as provided in the fee letter agreement between the Issuer and U.S. Bank.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Beneficial Owner” shall have the meaning provided in the Indenture.

“Borrowing Base” means, as of any Payment Date, the product of the Advance Rate and the Adjusted Pool Balance.

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“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in New York, New York, Farmington, Connecticut, Wilmington, Delaware, Chicago, Illinois, or St. Paul, Minnesota are authorized or obligated by law or executive order to be closed.

“Certificate” means the Horizon Funding Trust 2013-1 Certificate representing a beneficial ownership interest in the Issuer and issued pursuant to the Trust Agreement.

“Certificate Account” shall have the meaning provided in Section 5.01 of the Trust Agreement.

“Certificate Register” shall have the meaning provided in the Trust Agreement.

“Certificateholder” means the registered holder of the Certificate.

“Cleantech Loan” means a Loan made to an Obligor that provides products and services such as, alternative energy, energy efficiency technologies, green building materials, water purification, and waste recycling.

“Closing Date” means June 28, 2013.

“Co-Lender” means each lender, other than the Seller, with respect to a Co-Lender Loan.

“Co-Lender Loan” means, with respect to any Loan, (a) the Loan is originated or purchased by the Seller in accordance with the Credit and Collection Policy as a part of a syndicated loan transaction that has been fully consummated prior to such Loan becoming part of the Collateral, (b) the Issuer, as assignee of the Loan, has all of the rights (including without limitation voting rights) of the Seller with respect to such Loan and the Seller’s right, title and interest in and to the Related Property, (c) the Loan is secured by an undivided interest in the Related Property that also secures and is shared by, on a pro rata basis, all other holders of such Obligor’s notes of equal priority issued in such syndicated loan transaction, (d) either (i) the Seller (or a wholly owned subsidiary of the Seller) is the agent or collateral agent for all lenders in such syndicated loan transaction, (ii) neither Seller nor any Co-Lender is identified as the agent or collateral agent with respect to such syndicated loan transaction or (iii) a Co-Lender is the agent or collateral agent for all lenders in such syndicated loan transaction, and (e) the Seller receives payment directly from the Obligor under such Loan on behalf of itself (but not on behalf of any Co-Lenders).

“Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

“Collateral” means, as of any date, the “Indenture Collateral,” as such term is defined in the Indenture.

“Collection Account” means the interest bearing trust account so designated and established and maintained pursuant to Section 7.03(a).

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“Collection Period” means, with respect to the first Payment Date, the period from and including the Cutoff Date to the close of business on August 4, 2013, and for any Payment Date thereafter, the period from and including the 5th day of the calendar month in which the prior Payment Date occurred to the 4th day of the calendar month in which such Payment Date occurs.

“Collections” means the aggregate of Interest Collections and Principal Collections.

“Commission” means the United States Securities and Exchange Commission.

“Computer Records” means the computer records generated by the Servicer that provide information relating to the Loans and that were used by the Seller in selecting the Loans conveyed by the Trust Depositor to the Issuer pursuant to Section 2.01 (and any Substitute Loans conveyed by the Trust Depositor to the Issuer pursuant to Section 2.04 and Section 2.06, respectively).

“Continued Error” shall have the meaning provided in Section 8.03(e).

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Corporate Trust Office” means, with respect to the Trustee, the Owner Trustee or the Backup Servicer, as applicable, the office of the Trustee, the Owner Trustee or the Backup Servicer at which at any particular time its corporate trust business shall be principally administered, which offices at the date of the execution of this Agreement are located at the addresses set forth in Section 13.04.

“Credit and Collection Policy” means the policies and procedures of the Seller and Servicer with respect to underwriting, credit monitoring, investment grading, collection and servicing in effect on the Cutoff Date, including without limitation the Credit Policies and Procedures, in each case as amended, modified or supplemented from time to time, a description of which has been provided to the Trust Depositor, the Issuer, the Owner Trustee and the Trustee; and, with respect to any Successor Servicer, the written credit and collection policies and procedures of such Person at the time such Person becomes a Successor Servicer.

“Credit Policies and Procedures” means the credit policies and procedures set forth in the Seller’s Credit Policies and Procedures Manual.

“Curtailment” means, with respect to a Loan, any payment of principal received by the Issuer during a Collection Period as part of a payment allocable to a Loan that is in excess of the principal portion of the Scheduled Payment due for such Collection Period and which is not intended to satisfy the Loan in full, nor is intended to cure a delinquency including any accelerated amortization due to structural features of the related Loan.

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“Custodian” has the meaning provided in the Preamble.

“Cutoff Date” means June 5, 2013.

“Cutoff Date Pool Balance” shall have the meaning provided in Section 2.09.

“Defaulted Loan” means a Loan in the Collateral as to which the earliest of the following has occurred: (i) any payment, or any part of any payment in excess of 90%, due under such Loan (taking into account any waivers or modifications granted by the Servicer on such Loan) has become 120 days or more delinquent, whether or not the Servicer has foreclosed upon the related Collateral or if the related obligor is insolvent or has declared bankruptcy and the Loan is more than 180 days delinquent; (ii) the Servicer has foreclosed upon and sold the related collateral; (iii) 90 days has elapsed since the related Collateral was foreclosed upon by the Servicer; or (iv) the Servicer has determined in accordance with its customary practices that the Loan is uncollectible or the final recoverable amounts have been received; provided, however, that any Loan that the Seller or the Servicer is obligated to repurchase or purchase under this Agreement or any Loan that has been substituted and replaced by the Issuer with a Substitute Loan pursuant to Section 2.04 and Section 2.06 will not be deemed to be a Defaulted Loan.

“Distribution Account” means the non-interest bearing trust account so designated and established and maintained pursuant to Section 7.01.

“Delinquent Loan” means a Loan which is more than forty-five (45) days delinquent in payment; provided, however, that any Loan that has been substituted and replaced by the Issuer with a Substitute Loan pursuant to Section 2.04 and Section 2.06 will not be deemed to be a Delinquent Loan.

“Dollar” and “$” means the lawful currency of the United States.

“Eligible Deposit Account” means either (a) a segregated account with a Qualified Institution, or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any state of the United States or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the related account, so long as any of the securities of that depository institution has a credit rating from Moody’s in one of its generic rating categories that signifies investment grade.

“Eligible Loan” means, on and as of the Cutoff Date, in the case of the Initial Loans, and on and as of the related Substitute Loan Cutoff Date, in the case of any Substitute Loans, a Loan as to which each of the following is true:

(a)          such Loan has been originated or purchased by the Seller in the ordinary course of the Seller’s business and has been fully and properly executed by the parties thereto;

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(b)          such Loan provides for periodic payments of interest and/or principal in cash, which are due and payable on a monthly or quarterly basis;

(c)          provides for, in the event that such Loan is prepaid in whole or in part, a prepayment that fully pays the principal amount of such prepayment together with interest at the related interest rate through the date of payment;

(d)          the information provided to the Issuer and its assigns in respect of such Loan pursuant to the transaction documents is true and correct in all material respects;

(e)          such Loan satisfies in all material respects the requirements under the Credit and Collection Policy and was originated in accordance therewith;

(f)          such Loan represents the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(g)          such Loan is not due from the United States or any state thereof or from any agency, department or instrumentality of the United States or any state thereof;

(h)          if the Seller is the sole lender pursuant to the Underlying Loan Agreement, immediately prior to its conveyance, transfer, contribution and assignment by the Trust Depositor to the Issuer, such Loan is secured by a valid, binding and enforceable perfected security interest in favor of the Seller, in certain property of the Obligor identified in the Loan documentation, which security interest in favor of the Seller has been assigned by the Seller to the Trust Depositor, by the Trust Depositor to the Issuer, and by the Issuer to the Trustee;

(i)          such Loan is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any contract, or the exercise of any right thereunder, will not render such contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and neither the Seller nor the Trust Depositor has received written notice of the assertion of any such right of rescission, setoff, counterclaim or defense asserted with respect thereto;

(j)          such Loan does not have liens or claims (other than Permitted Liens) that exist or have been filed for work, labor or materials or unpaid state or federal taxes relating to collateral that are prior to, or equal or coordinate with, the security interest in such collateral created by the related Loan contract, except for such liens or claims that have been waived or modified as permitted hereunder;

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(k)          no default, breach, violation or event permitting acceleration under the terms of any Loan contract has occurred and is continuing with respect to such Loan, nor is there a continuing condition with respect to such Loan that, with notice or the lapse of time or both, would constitute a default, breach, violation or event permitting acceleration under the terms of any contract, except for such defaults, breaches, violations or events which have been waived or modified as permitted under the Servicing Standard and the Credit and Collection Policy;

(l)          such Loan does not relate to property that has been foreclosed upon;

(m)          such Loan has not been sold, transferred, assigned or pledged to any person other than the Issuer and has not been discharged;

(n)          immediately prior to the transfer of such Loan to the Issuer, the Trust Depositor had good and marketable title to such Loan free and clear of all liens, encumbrances, security interests and rights of others (other than Permitted Liens) and, immediately upon such transfer, the Issuer shall have good and marketable title to such Loan, free and clear of all liens, encumbrances, security interests and rights of others;

(o)          such Loan has been perfected against the related Obligor by all necessary action under the relevant UCC;

(p)          such Loan has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer, assignment and conveyance of such contract under this Agreement or the pledge of such Loan under the Indenture is unlawful, void or voidable;

(q)          other than with respect to Co-Lender Loans, such Loan has only one original executed promissory note for each note relating to such Loan;

(r)          such Loan was not due from an Obligor that was the subject of a proceeding under the Bankruptcy Code or was bankrupt;

(s)          such Loan had an interest rate of at least 6% per annum;

(t)          the Required Loan Documents relating to such Loan have been delivered to the Custodian prior to the Closing Date, in the case of any Initial Loan, or the applicable date of substitution, in the case of any Substitute Loan;

(u)          such Loan had no payment due that was thirty-one (31) or more days past due and such Loan was not a Defaulted Loan;

(v)         such Loan is due from an Obligor with its headquarters, principal place of business and primary operations in the United States;

(w)          such Loan is payable in U.S. Dollars;

(x)          such Loan has not been waived or modified, except as permitted hereunder; and

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(y)          such Loan is due and payable to an Obligor with a Horizon Credit Rating of “2,” “3” or “4”; and

(z)          if the Loan is a Co-Lender Loan:

(i)          if the entity serving as the collateral agent of the security for all notes of the Obligor issued under the applicable Underlying Loan Agreement has changed from the time of the origination of the Loan, all appropriate assignments of the collateral agent’s rights in and to the collateral on behalf of the holders of the indebtedness of the Obligor under such facility have been executed and filed or recorded as appropriate prior to such Loan becoming a part of the Collateral;

(ii)         all required notifications, if any, have been given to the agent, the collateral agent and any other parties required by the Underlying Loan Agreement of, and all required consents, if any, have been obtained with respect to, the Seller’s assignment of such Loan and the Seller’s right, title and interest in the Related Property to the Trust Depositor, the assignment thereof to the Issuer and the Trustee’s security interest therein on behalf of the Noteholders;

(iii)        except as otherwise provided in the related intercreditor agreement, the right to control certain actions of and replace the agent and/or the collateral agent of the Obligor’s indebtedness under the facility is to be exercised by at least a majority in interest of all holders of such indebtedness; and

(iv)        all indebtedness of the Obligor of the same priority within each facility is cross-defaulted, the Related Property securing such indebtedness is held by the collateral agent for the benefit of all holders of such indebtedness and all holders of such indebtedness (A) have an undivided pari passu interest in the collateral securing such indebtedness, (B) share in the proceeds of the sale or other disposition of such collateral on a pro rata basis and (C) may transfer or assign their right, title and interest in the Related Property.

“Eligible Repurchase Obligations” means repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (c)(ii) of the definition of Permitted Investments.

“End of Term Payments” with respect to a Loan, payments required to be made by the applicable Obligor on the maturity date of such Loan in an amount equal to a specified percentage of the original principal amount of such Loan, but excluding, for the avoidance of doubt, any amounts representing the repayment of principal due on such date under such Loan.

“Error” shall have the meaning provided in Section 8.03(e).

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“Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.

“Excess Concentration Amounts” means, as to any Payment Date, the sum of (without duplication):

(a)          the amount by which the aggregate Outstanding Loan Balance of all Loans made to any single Obligor in the Collateral exceeds five percent (5%) of the Pool Balance;

(b)          the amount by which the aggregate Outstanding Loan Balance of all Loans made to the five (5) largest Obligors in the Collateral (based on the aggregate Outstanding Loan Balance of all Loans in the Collateral as of the Payment Date) exceeds twenty-three percent (23%) of the Pool Balance; and

(c)          the amount by which the aggregate Outstanding Loan Balance of all Loans made to the ten (10) largest Obligors in the Collateral (based on the aggregate Outstanding Loan Balance of all Loans in the Collateral as of the Payment Date) exceeds forty-four percent (44%) of the Pool Balance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means (a) any amount received by, on or with respect to any Loan in the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Loan, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Loan which is held in an escrow account for the benefit of the related Obligor and the secured party pursuant to escrow arrangements, (c) any amount with respect to any Loan substituted, sold, retransferred or replaced under Sections 2.05, 2.06 or 11.01, to the extent such amount is attributable to a time after the effective date of such substitution, sale, retransfer or replacement, (d) any origination fee retained by the Seller in connection with the origination of any Loan, and (e) any amount permitted to be retained by the Servicer as an Excluded Amount hereunder.

“FDIC” means the Federal Deposit Insurance Corporation and any successor thereto.

“Finance Charges” means, with respect to any Loan, any interest or finance charges owing by an Obligor pursuant to or with respect to such Loan.

“Foreclosed Property” means Related Property acquired by the Issuer or a subsidiary thereof for the benefit of the Noteholders in foreclosure or by other legal process.

“Foreclosed Property Disposition” means the final sale of a Foreclosed Property or of Repossessed Property. The proceeds of any “Foreclosed Property Disposition” constitute part of the definition of Liquidation Proceeds.

“Global Note” shall have the meaning provided in the Indenture.

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“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person or its property.

“Healthcare Loan” means a Loan made to an Obligor that provides products and services such as new diagnostics, medical records, and service and patient management software.

“Holder” means (a) with respect to a Certificate, the Person in whose name such Certificate is registered in the Certificate Register, and (b) with respect to a Note, the Person in whose name such Note is registered in the Note Register; provided that a Beneficial Owner of a Note shall be deemed a Holder of such Note as provided in Section 13.17.

“Horizon” means Horizon Technology Finance Corporation, a Delaware corporation, together with its successors in interest.

“Horizon Credit Rating” means, for any Obligor, the internal credit rating grade assigned to such Obligor by the Seller in accordance with the Credit and Collection Policy.

“Indebtedness” means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Indenture” means the Indenture, dated as June 28, 2013, between the Issuer and the Trustee, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Independent” means, when used with respect to any specified Person, such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Trust Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Trust Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Trust Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, trustee, partner, director or person performing similar functions; provided that a Person that otherwise satisfies the requirements of clauses (a) through (c) of this definition, but is a director, officer or manager of a bankruptcy remote special purpose Affiliate of Horizon, will be deemed to be Independent for purposes hereof.

“Independent Accountants” shall have the meaning provided in Section 9.05.

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“Ineligible Loan” shall have the meaning provided in Section 11.01.

“Initial Note Principal Balance” means $90,000,000.

“Initial Loans” means those Loans conveyed to the Issuer on the Closing Date and identified for inclusion in the Collateral on the initial List of Loans required to be delivered pursuant to Section 2.02(d).

“Initial Loan Assets” means any assets acquired by the Issuer from the Trust Depositor on the Closing Date pursuant to Section 2.01, which assets shall include the Trust Depositor’s right, title and interest in the following:

(i)          the Initial Loans listed in the initial List of Loans and all monies due, to become due or paid in respect thereof accruing on and after the Cutoff Date and all Insurance Proceeds, Liquidation Proceeds and other recoveries thereon, in each case as they arise after the Cutoff Date;

(ii)         all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii)        all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv)        the Transaction Accounts, together with all cash and investments in each of the foregoing;

(v)         all collections and records (including Computer Records) with respect to the foregoing;

(vi)        all documents relating to the applicable Loan Files and other Records relating to the Initial Loans and Related Property; and

(vii)       all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Initial Purchaser” means Guggenheim Securities, LLC.

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“Insolvency Event” means, with respect to a specified Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person’s affairs, which decree or order shall remain unstayed or undismissed and in effect for a period of 60 consecutive days; or (ii) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or the taking of possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Insurance Policy” means, with respect to any Loan, an insurance policy covering liability and physical damage to or loss of the applicable Related Property, including, but not limited to, title, hazard, life, accident and/or flood insurance policies.

“Insurance Proceeds” means any amounts payable or any payments made on or with respect to a Loan or the Related Property under any Insurance Policy which are not applied or paid by the Obligor, the Servicer or, in the case of Co-Lender Loans, the party primarily responsible for servicing such Loans, as applicable, to the restoration or repair of the Related Property or released to the Obligor, another creditor or any other Person in accordance with the Applicable Law, the Required Loan Documents, the Credit and Collection Policy, the Servicing Standard and this Agreement, net of costs of collection.

“Interest Amount” means, for each Interest Period, the sum of (A) product of (i) the Interest Rate for such Interest Period, (ii) the Outstanding Principal Balance of the Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (iii) one-twelfth (or, in the case of the first Interest Period, a fraction, the numerator of which is the number of days from and after the Closing Date to and including the day before the first Payment Date, and the denominator of which is 360) and (B) all unpaid Interest Shortfalls from any prior Payment Dates (and interest accrued thereon at the Interest Rate).

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“Interest Collections” means the aggregate of:

(a)          amounts deposited into the Collection Account in respect of:

(i)          all payments received on or after the Cutoff Date on account of interest on the Loans (including Finance Charges and fees), End of Term Payments, and all late payment, default and waiver charges; and

(ii)         the interest portion of any amounts received (x) in connection with the purchase or repurchase of any Loan (but which shall exclude interest on Loans accrued to the date of acquisition thereof by the Issuer purchased with Principal Collections) and the amount of any adjustment for Substitute Loans and (y) as Scheduled Payment Advances (if any); plus

(b)          investment earnings on funds invested in Permitted Investments in the Transaction Accounts (other than the Reserve Account); minus

(c)          the amount of any losses incurred in connection with investments in Permitted Investments in the Transaction Accounts (other than the Reserve Account).

“Interest Period” means, for the first Payment Date, the period commencing on the Closing Date and ending on and including the day before the first Payment Date; and thereafter, the period commencing on a Payment Date and ending on and including the day before the next Payment Date.

“Interest Rate” means the annual rate of interest payable with respect to the Notes, which shall be equal to 3.00% per annum.

“Interest Shortfall” means, with respect to the Notes and any Payment Date, as applicable, an amount equal to the excess, if any, of (a) the Interest Amount over (b) the amount of interest actually paid to the Notes.

“Issuer” means the trust created by the Trust Agreement and funded pursuant to this Agreement.

“Legal Final Payment Date” means May 15, 2018.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Life Sciences Loan” means a Loan made to an Obligor that provides products and services such as medical devices, biopharmaceuticals, drug discovery, and drug delivery.

15

“Liquidation Expenses” means, with respect to any Loan, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to any Subservicer) and any reasonably allocated costs of counsel (if any), in each case in accordance with the Servicer’s customary procedures in connection with the repossession, refurbishing and disposition of any Related Property securing such Loan upon or after the expiration or earlier termination of such Loan and other out-of-pocket costs related to the liquidation of any such Related Property, including the attempted collection of any amount owing pursuant to such Loan if it is a Defaulted Loan, and, if requested by the Trustee, the Servicer must provide to the Trustee a breakdown of the Liquidation Expenses for any Loan along with any supporting documentation therefor.

“Liquidation Proceeds” means, with respect to any Defaulted Loan, whatever is receivable or received when such Loan or the Related Property is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all amounts representing late fees and penalties relating thereto net of, without duplication, (a) Liquidation Expenses relating to such Loan or Related Property reimbursed to the Servicer therefrom pursuant to the terms of this Agreement and (b) amounts required to be released to other creditors, including any other costs, expenses and taxes, or the related Obligor or grantor pursuant to applicable law or the governing Required Loan Documents.

“Liquidation Report” shall have the meaning provided in Section 5.03(d).

“List of Loans” means the list identifying each Loan constituting part of the Loan Assets, which list shall consist of the initial List of Loans reflecting the Initial Loans transferred to the Issuer on the Closing Date attached to this Agreement as Exhibit G, together with any Subsequent List of Loans amending the most current List of Loans reflecting any Substitute Loans transferred to the Issuer on the related Substitute Loan Cutoff Date (together with, if applicable, a deletion from such list of the related Loan or Loans with respect to which a Substitution Event has occurred), and which list in each case (a) identifies by account number each Loan included in the Collateral, and (b) sets forth as to each such Loan (i) the Outstanding Loan Balance as of the Cutoff Date in the case of the Initial Loans and the related Substitute Loan Cutoff Date in the case of Substitute Loans, (ii) the maturity date (iii) the Loan Type, (iv) whether such Loan is a Co-Lender Loan (and the name of the agent thereunder) and (v) whether evidence of filing of UCC-1 financing statements naming the Seller as secured party with respect to such Loan are available.

“Loan” means, to the extent transferred by the Trust Depositor to the Issuer, an individual loan to an Obligor, or portion thereof made by the Seller including, but not limited to, Co-Lender Loans.

“Loan Assets” means, collectively and as applicable, the Initial Loan Assets and the Substitute Loan Assets, as applicable.

“Loan File” means, with respect to any Loan and Related Property, (a) each of the Required Loan Documents and (b) duly executed originals (to the extent indicated on the List of Loans) or copies (including electronic copies) of any credit agreement, intercreditor agreement, subordination agreement, UCC financing statements (or similar instruments) and any amendments to any of the foregoing, in each case, identified with respect to such Loan and Related Property on Annex A to the List of Loans.

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“Loan Rate” means, for each Loan and Collection Period, the current cash pay interest rate for such Loan in such period, as specified in the related Underlying Note, Underlying Loan Agreement or related Required Loan Documents.

“Loan Type” with respect to any Loan, means the characterization of such Loan as a Technology Loan, Life Sciences Loan, Healthcare Loan or Cleantech Loan.

“Lockbox Account” means the segregated account so designated and established and maintained pursuant to Section 7.01(a).

“Majority Noteholders” means, as of any date of determination, the Noteholders evidencing at least 51% of the aggregate Outstanding Principal Balance of all Notes (voting as a single class).

“Master Services Agreement” means the Agreement, dated as of June 18, 2013, by the Issuer to the terms and conditions of the Securities Intermediary’s provision of accounts and related services, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Monthly Report” shall have the meaning provided in Section 9.01.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Nonrecoverable Advance” means any Scheduled Payment Advance or Servicing Advance, as applicable, previously made in respect of a Loan or any Related Property that, as determined by the Servicer in its reasonable, good faith judgment, will not be ultimately recoverable from subsequent payments or collections with respect to the applicable Loan including, without limitation, payments or reimbursements from the related Obligor, Insurance Proceeds or Liquidation Proceeds on or in respect of such Loan or Related Property.

“Note” means any one of the notes of the Issuer, executed and authenticated in accordance with the Indenture.

“Note Register” shall have the meaning provided in Section 4.02(a) of the Indenture.

“Noteholder” means each Person in whose name a Note is registered in the Note Register; provided that a Beneficial Owner of a Note shall be deemed a Holder of such Note as provided in Section 13.17.

“Notice of Substitution” shall have the meaning provided in Section 2.06.

“Obligor” means, with respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit of which the related Loan is principally underwritten.

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“Obligor Shortfall” means, with respect to any Loan and any Collection Period, an amount determined by the Servicer equal to the excess, if any, of (a) the amount of interest due under such Loan with respect to such Collection Period over (b) the actual amount of payments made with respect to interest collected under such Loan during such Collection Period.

“Offering Memorandum” means the Offering Memorandum dated June 26, 2013, prepared in connection with the offer and sale of the Notes.

“Officer’s Certificate” means a certificate delivered to the Trustee signed by a Responsible Officer of (i) the member of the Trust Depositor, (ii) the Servicer, or (iii) the Owner Trustee, the Administrator, or any other Person acting on behalf of the Issuer, as required by this Agreement or any other Transaction Document.

“Opinion of Counsel” means a written opinion of counsel, who may be outside counsel, or internal counsel (except with respect to federal securities law, tax law, bankruptcy law or UCC matters), for the Issuer, the Trust Depositor or the Servicer, including Dechert LLP or other counsel reasonably acceptable to the Owner Trustee or the Trustee, as the case may be.

“Optional Redemption” means a redemption of the Notes pursuant to Section 10.01 of the Indenture.

“Original Trust Agreement” shall have the meaning provided in Section 2.01.

“Outstanding” shall have the meaning provided in Section 1.01 of the Indenture.

“Outstanding Loan Balance” of a Loan means, with respect to any date of determination, the outstanding principal amount of such Loan.

“Outstanding Principal Balance” means, as of date of determination and with respect to any Notes, the original principal amount of such Notes on the Closing Date, as reduced by all amounts paid by the Issuer with respect to such principal amount up to such date.

“Owner Trustee” means the Person acting, not in its individual capacity, but solely as Owner Trustee, under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement. The Owner Trustee will initially be Wilmington Trust, National Association.

“Payment Date” means the 15th day of each month, commencing in August 2013, or if such day is not a Business Day, on the next succeeding Business Day.

“Percentage Interest” means, for the Holder of any Note of any class, the fraction, expressed as a percentage, the numerator of which is the then current Outstanding Principal Balance represented by such Note and the denominator of which is the then current Outstanding Principal Balance of all Notes.

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“Permitted Investments” means on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in registered form for U.S. federal income tax purposes or, in the case of an obligation that is not a “registration-required obligation” (as defined in section 163(f) of the Code), in bearer or registered form, with maturities on the Business Day prior to the next Payment Date that evidence:

(i)          direct obligations of, and obligations fully guaranteed by, the United States or any agency or instrumentality of the United States;

(ii)         demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the Trust Depositor, the Servicer, the Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (i) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s of “P-1”;

(iii)        commercial paper (including commercial paper of any affiliate of the Trust Depositor, the Servicer, the Trustee or the Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s of “P-1”;

(iv)        investments in money market funds (including funds for which the Trust Depositor, the Servicer, the Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor) having a rating from Moody’s of “Aaa (mf)”;

(v)         banker’s acceptances issued by any depository institution or trust company referred to in clause (ii) above; and

(vi)        repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (ii) above.

The Trustee may purchase or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above.

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“Permitted Liens” means

(i)          with respect to the interest of the Seller, the Trust Depositor and the Issuer in the Loans included in the Collateral: (a) Liens in favor of the Trust Depositor created pursuant to the Sale and Contribution Agreement and transferred to the Issuer pursuant hereto, (b) Liens in favor of the Issuer created pursuant to this Agreement, (c) Liens in favor of the Trustee created pursuant to the Indenture and/or this Agreement, and (d) Liens, if any, which have priority over first priority perfected security interests in the Loans or any portion thereof under the UCC or any other Applicable Law; and

(ii)         with respect to the interest of the Seller, the Trust Depositor and the Issuer in the other Collateral (including any Related Property): (a) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (b) purchase money security interests in certain items of equipment, (c) Liens for state, municipal and other local taxes if such taxes shall not at the time be due and payable or the validity or amount thereof is currently being contested by an appropriate Person in good faith by appropriate proceedings, (d) other customary Liens permitted with respect thereto consistent with the Credit and Collection Policy or the Servicing Standard, (e) Liens in favor of the Trust Depositor created by the Seller and transferred by the Trust Depositor to the Issuer pursuant to this Agreement, (f) Liens in favor of the Issuer created pursuant to this Agreement, (g) Liens in favor of the Trustee created pursuant to the Indenture and/or this Agreement, and (h) with respect to Co-Lender Loans, Liens in favor of the agent or the collateral agent on behalf of all holders of indebtedness of such Obligor under the related facility.

“Person” means any individual, corporation, estate, partnership, business or statutory trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or other entity.

“Physical Note” shall have the meaning provided in the Indenture.

“Pool Balance” means, as of any date of determination, the Aggregate Outstanding Loan Balance minus (a) the Outstanding Loan Balance of all Defaulted Loans and (b) the Outstanding Loan Balance of all Ineligible Loans required to be repurchased by the Seller pursuant to Section 11.01.

“Predecessor Servicer Work Product” shall have the meaning provided in Section 8.03(e).

“Prepayments” means any and all (a) prepayments, including prepayment premiums, on or with respect to a Loan (including, with respect to any Loan and any Collection Period, any Scheduled Payment, Finance Charge or portion thereof that is due in a subsequent Collection Period that the Servicer has received and expressly permitted the related Obligor to make in advance of its scheduled due date, and that will be applied to such Scheduled Payment on such due date), (b) Liquidation Proceeds, and (c) Insurance Proceeds.

20

“Principal Collections” means amounts deposited into the Collection Account in respect of payments received on or after the Cutoff Date in the case of the Initial Loans and the applicable Substitute Loan Cutoff Date in the case of any Substitute Loans on account of principal of the Loans, including (without duplication):

(a)          the principal portion of:

(i)          any Scheduled Payments and Prepayments; and

(ii)         any amounts received (1) in connection with the purchase or repurchase of any Loan (which shall include interest on Loans accrued to the date of acquisition thereof by the Issuer purchased with Principal Collections) and the amount of any adjustment for Substitute Loans and (2) as Scheduled Payment Advances (if any);

(b)          all Curtailments;

(c)          all Liquidation Proceeds;

(d)          Insurance Proceeds (other than amounts to be applied to the restoration or repair of the Related Property, or released or to be released to the Obligor or others);

(e)          any proceeds from any Related Property securing the Loans (other than amounts released or to be released to the Obligor or others);

(f)          all Sale Proceeds; and

(g)          all other amounts not specifically included in Interest Collections.

“Priority of Payments” means, collectively, the payments made on each Payment Date in accordance with Section 7.05(a), Section 7.05(b) and Section 7.05(c), as applicable.

“Proceeds” means, with respect to any Collateral, whatever is receivable or received when such Collateral is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Qualified Institution” means (a) the corporate trust department of the Trustee, or (b) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), that has either a long-term unsecured debt rating of at least “Baa3” from Moody’s or a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to Moody’s, and whose deposits are insured by the FDIC.

21

“Qualified Substitute Loan” means a Loan which meets each of the following criteria, as of its date of substitution:

a)	is an Eligible Loan originated or purchased by the Seller;

b)	the interest rate of such Substitute Loan (or, if more than one Substitute Loan will replace a Loan or Loans, the weighted average of the interest rates of such Substitute Loans) is substantially similar to the Loan it will replace, and in no case more than 200 basis points less than the interest rate applicable to the replaced Loan (for the avoidance of doubt, if a floating rate Loan is to be substituted for a fixed rate Loan, the interest rate of the floating rate Loan will be deemed to be the applicable interest rate floor under such Loan);

c)	the credit quality of such Substitute Loan is substantially similar to, or better than, the credit quality to the Loan it will replace (as measured by reference to the Horizon Credit Rating of the replaced Loan at the time such Loan was initially transferred to the Issuer);

d)	the scheduled term to maturity of such Substitute Loan (or, if more than one Substitute Loan will replace a Loan or Loans in the Collateral, the scheduled term to maturity of each such Substitute Loan) will not cause the weighted average life of the Loans in the Collateral (assuming inclusion of the Substitute Loan and exclusion of the replaced Loan or Loans) to exceed the weighted average life of the Loans in the Collateral prior to such substitution by more than one (1) month; provided that no Substitute Loan may have a scheduled final payment date later than the Legal Final Payment Date;

e)	such Substitute Loan is of the same Loan Type as the Loan it will replace;

f)	the Outstanding Loan Balance of such Substitute Loan (or, if more than one Substitute Loan will replace a Loan or Loans in the Collateral, the sum of the Outstanding Loan Balances of such Substitute Loans) is substantially similar to the Loan it will replace, and in no case more than 110.0% of the aggregate Outstanding Loan Balance(s) of the Loan(s) being replaced;

g)	no selection procedures believed by the Servicer or the Trust Depositor to be adverse to the interests of any Noteholder shall have been employed in the selection of such Substitute Loan; and

h)	all actions or additional actions (if any) necessary to perfect the security interest and assignment of such Substitute Loan and the Related Property to the Trust Depositor, the Issuer, and the Trustee have been taken as of or prior to the date of substitution of such Substitute Loan.

“Quarterly Report” has the meaning provided in Section 9.02.

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“Rapid Amortization Event” shall mean the occurrence of any of the following:

(i)          the aggregate Outstanding Loan Balance of all Delinquent Loans and Restructured Loans that would constitute Delinquent Loans had such Loans not become Restructured Loans exceeds ten percent (10%) of the Aggregate Outstanding Loan Balance for a period of three (3) consecutive calendar months;

(ii)         the aggregate Outstanding Loan Balance of all Defaulted Loans exceeds five percent (5%) of the Aggregate Outstanding Loan Balance determined as of the Closing Date for a period of three (3) consecutive calendar months;

(iii)        the Aggregate Outstanding Principal Balance of the Notes exceeds the Borrowing Base for a period of three (3) consecutive calendar months;

(iv)        the Loans in the Collateral consist of Loans to 10 or fewer Obligors; and

(v)         the occurrence and continuance of an Event of Default.

“Rating Agency” means each of Moody’s and any other nationally recognized statistical rating organization, so long as such Persons maintain a rating on any of the Notes; and if any of Moody’s or such other organization (if any) no longer maintains a rating on any of the Notes, such other nationally recognized statistical rating organization, if any, selected by the Trust Depositor.

“Record Date” means (i) for Global Notes, the close of business on the business day immediately preceding that Payment Date and (ii) for Physical Notes, the close of business on the last business day of the month immediately preceding the month in which such Payment Date occurs.

“Records” means all documents, books, records and other information (including without limitation, computer programs, tapes, disks, data processing software and related property and rights) executed in connection with the origination or acquisition of the Loans or maintained with respect to the Loans and the related Obligors that the Seller or the Servicer have generated, in which the Seller, the Trust Depositor, the Issuer, the Trustee or the Servicer have acquired an interest pursuant to the Transfer and Servicing Agreements or in which the Seller, the Trust Depositor, the Issuer, the Trustee or the Servicer have otherwise obtained an interest to the extent transferable, and subject to any confidentiality and/or transferability restrictions.

“Redemption Date” means any Payment Date designated as such by the Issuer in connection with an Optional Redemption.

“Redemption Price” means, in connection with an Optional Redemption, pursuant to Section 10.01 of the Indenture, an amount equal to the sum (without duplication) of: (i) the then Outstanding Principal Balance of the Notes to be redeemed plus accrued and unpaid interest thereon but excluding the Redemption Date and all other amounts accrued and unpaid with respect thereto; plus (ii) all administrative and other fees, expenses, advances and other amounts accrued and payable or reimbursable in accordance with the Priority of Payments (including fees and expenses, if any, incurred by the Trustee and the Servicer in connection with any sale of Loans in connection with an Optional Redemption).

23

“Reference Date” means the day of each month that is the third (3rd) Business Day prior to a Payment Date.

“Registered” means, with respect to any debt obligation, that such debt obligation was issued after July 18, 1984 and that is in registered form for purposes of the Code.

“Related Property” means, with respect to any Loan and as applicable in the context used, the interest of the Obligor, or the interest of the Seller, Trust Depositor or Issuer under the Loan, in any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan (including, without limitation, a pledge of the stock, membership or other ownership interests in the Obligor, but excluding any warrant interest in an Obligor held by the Seller or any of its Affiliates other than the Issuer or Trust Depositor), including all Proceeds from any sale or other disposition of such property or other assets.

“Repossessed Property” means items of Related Property taken in the name of the Issuer or a subsidiary thereof as a result of legal action enforcing the Lien on the Related Property resulting from a default on the related Loan.

“Required Loan Documents” means, with respect to:

(a)          all Loans in the aggregate:

(i)          a blanket assignment of all of the Seller’s and Trust Depositor’s right, title and interest in and to all Related Property securing the Loans at any time transferred to the Issuer including, without limitation, all rights under applicable guarantees and Insurance Policies;

(ii)         irrevocable powers of attorney of the Seller, the Trust Depositor and the Issuer to the Trustee to execute, deliver, file or record and otherwise deal with the Related Property for the Loans at any time transferred to the Issuer. The powers of attorney will be delegable by the Trustee to the Servicer and any Successor Servicer and will permit the Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers;

(iii)        blanket UCC-1 financing statements in respect of the Loans to be transferred to the Issuer as Collateral and naming the Issuer and the Trustee, as assignee of the Issuer, as “Secured Party” and the Trust Depositor as the “Debtor”;

(b)          for each Loan: the original or, if accompanied by a “lost note” affidavit and indemnity, a copy of the Underlying Note, endorsed by the prior holder of record either in blank or to the Trustee (and evidencing an unbroken chain of endorsements from the prior holder thereof evidenced in the chain of endorsements to the Trustee), with any endorsement to the Trustee to be in the following form: “U.S. Bank National Association, its successors and assigns, as Trustee under the Indenture, dated as of June 28, 2013, relating to Horizon Funding Trust 2013-1.”

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“Required Payments” shall mean each of the items described in clauses 1 through 4 of Section 7.05(a).

“Reserve Account” means the interest bearing trust account so designated and established and maintained pursuant to Section 7.02(a).

“Reserve Account Required Balance” shall mean, as of any Payment Date, an amount equal to 7.5% of the Aggregate Outstanding Principal Balance of the Notes on such date after taking into account all amounts applied to the Aggregate Outstanding Principal Balance on such date.

“Reserve Available Funds” means all amounts deposited into the Collection Account from the Reserve Account pursuant to Section 7.02.

“Responsible Officer” means, when used with respect to (a) the Owner Trustee or the Trustee, any officer assigned to the Corporate Trust Office with responsibility for administration of the transactions contemplated by the Transaction Documents, including any Chief Executive Officer, President, Executive Vice President, Vice President, Assistant Vice President, Secretary, any Assistant Secretary, Financial Services Officer, trust officer or any other officer of the Owner Trustee or the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, (b) the Trust Depositor, the Seller, the Administrator, the Servicer or the Backup Servicer, the President, Chief Executive Officer, Executive Vice President or any Vice President thereof who is also a Servicing Officer of such Person or of the sole member of such Person, as applicable and (c) with respect to the Issuer, a Responsible Officer of the Trust Depositor, Administrator, Servicer or Owner Trustee.

“Restructured Loan” means any Loan that has been, or in accordance with the Credit and Collection Policy is required to be, modified or restructured to extend the maturity thereof or reduce the amount (other than by reason of the repayment thereof) or extend the time for payment of principal thereof, in each case as a result of the Obligor’s material financial underperformance, distress or default. Such Loan shall cease to be a Restructured Loan when such Loan has been performing for at least six (6) consecutive calendar months since the date the most recent modification was made and is no longer required to be so modified or restructured in accordance with the Credit and Collection Policy.

“Sale and Contribution Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, between the Seller and the Trust Depositor, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

25

“Sale Proceeds” means all proceeds received as a result of sales of Loans (other than Defaulted Loans) pursuant to this Agreement, net of any sales, brokerage and related administrative or sales expenses of the Servicer or the Trustee in connection with any such sale.

“Scheduled Payment” means, with respect to any Loan, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Loan after (a) in the case of the Initial Loans, the Cutoff Date or (b) in the case of Substitute Loans, the related Substitute Loan Cutoff Date, as adjusted pursuant to the terms of the related Underlying Note and/or Required Loan Documents.

“Scheduled Payment Advance” means, with respect to any Payment Date, the amounts, if any, deposited by the Servicer in the Collection Account for such Payment Date in respect of Scheduled Payments (or portions thereof) pursuant to Section 5.09.

“Secured Parties” means, collectively, the Noteholders, the Trustee, the Servicer, the Backup Servicer, the Custodian, and the Owner Trustee.

“Securities” means the Notes and the Certificate, or any of them.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning provided in the Preamble.

“Securityholders” means, collectively, the Noteholders and the Certificateholder.

“Seller” shall have the meaning provided in the Preamble.

“Servicer” means initially Horizon, or its successors in interest, until any Servicer Transfer hereunder or the resignation or permitted assignment by the Servicer and, thereafter, means the Backup Servicer or other Successor Servicer appointed pursuant to Article VIII with respect to the duties and obligations required of the Servicer under this Agreement.

“Servicer Default” shall have the meaning specified in Section 8.01.

“Servicer Transfer” shall have the meaning specified in Section 8.02(c).

“Servicing Advances” means all reasonable and customary “out-of-pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of any Related Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any Foreclosed Property or Repossessed Property, (d) compliance with its obligations under this Agreement and other Transaction Documents and (e) services rendered in connection with the liquidation of a Loan (other than Liquidation Expenses), for all of which costs and expenses the Servicer is entitled to reimbursement with interest thereon as provided in this Agreement.

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“Servicing Fee” shall have the meaning provided in Section 5.11.

“Servicing File” means, for each Loan, the following documents or instruments:

(a)          copies of each of the Required Loan Documents;

(b)          any other portion of the Loan File that is not part of the Required Loan Documents; and

(c)          any other Records relating to such Loan and Related Property.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

“Servicing Standard” means, with respect to any Loans and all other assets included in the Collateral, to service and administer such Loans and other assets in the Collateral in accordance with the Underlying Loan Agreements (as applicable) and all customary and usual servicing practices, in a manner consistent with the Servicer’s servicing of comparable senior loan agreements that it owns or services for itself or others, without regard to: (i) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction, or (ii) the ownership, servicing or management for others by the Servicer of any other loans, debt securities or property by the Servicer.

“Servicing Transfer Costs” means the Successor Servicing Fee and any costs and expenses, if any, incurred by the Trustee or by any Successor Servicer (including the Backup Servicer) in connection with the transfer of servicing to any such Successor Servicer, which shall not exceed $50,000 for a servicing transfer to the Backup Servicer or $175,000 to any other Successor Servicer.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq., as the same may be amended from time to time.

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“Subsequent List of Loans” means a list, in the form of the initial List of Loans delivered on the Closing Date, but listing each Substitute Loan, as the case may be, transferred to the Issuer from time to time.

“Subservicer” means any direct or indirect wholly owned subsidiary of Horizon, including without limitation the Advisor, that Horizon has identified as a subservicer or additional collateral agent or any other Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 5.02(b) of this Agreement in respect of the qualification of a Subservicer.

“Subservicing Agreement” means any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Loans as provided in this Agreement, a copy of which shall be delivered, along with any modifications thereto, to the Trustee. For the avoidance of doubt, the Investment Management Agreement, dated as of October 28, 2010 between the Servicer and the Advisor shall constitute a Subservicing Agreement.

“Substitute Loan” means one or more Loans transferred by the Seller to the Trust Depositor and by the Trust Depositor to the Issuer under and in accordance with Section 2.06.

“Substitute Loan Assets” means any assets acquired by the Issuer from the Trust Depositor following the Closing Date in connection with substitution of one or more Substitute Loans pursuant to Section 2.04 or Section 2.06, which assets shall include the Trust Depositor’s right, title and interest in the following:

(i)          the Substitute Loans listed in the related Subsequent List of Loans and all monies due, to become due or paid in respect thereof accruing on and after the Substitute Loan Cutoff Date and all Insurance Proceeds, Liquidation Proceeds and other recoveries thereon, in each case as they arise after the Substitute Loan Cutoff Date;

(ii)         all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii)        all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv)        all collections and records (including Computer Records) with respect to the foregoing;

(v)         all documents relating to the applicable Loan Files and other Records relating to such Substitute Loans and Related Property; and

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(vi)        all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Substitute Loan Cutoff Date” means each date on or after the Closing Date on which a Substitute Loan is transferred to the Issuer.

“Substitution Event” shall have the meaning provided in Section 2.06.

“Successor Servicer” shall have the meaning provided in Section 8.02(b).

“Successor Servicer Engagement Fee” shall have the meaning provided in Section 5.02(y).

“Tape” shall have the meaning provided in Section 9.04(a).

“Technology Loan” means a Loan made to an Obligor that provides products or services that require advanced technologies, including, but not limited to, computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure or services, Internet consumer and business services, telecommunications, and telecommunications equipment.

“Termination Notice” shall have the meaning provided in Section 8.02(a).

“Transaction Account Property” means the Transaction Accounts, all amounts and investments held from time to time in any Transaction Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Transaction Accounts” means, collectively, the Collection Account, the Reserve Account, the Distribution Account and the Lockbox Account.

“Transaction Documents” means the Transfer and Servicing Agreements, the Trust Agreement, the Administration Agreement, the Note Purchase Agreement, the Master Services Agreement, the Notes, the Certificate, any fee letters, any UCC financing statements filed pursuant to the terms of the Transaction Documents, and any additional document the execution of which is necessary or incidental to carrying out the terms of, or which is identified as a “Transaction Document” in, the foregoing documents, all as such documents are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Transfer and Servicing Agreements” means, collectively, this Agreement, the Indenture and the Sale and Contribution Agreement.

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“Transfer Deposit Amount” means, on any date of determination with respect to any Loan, an amount equal to the sum of (a) the Outstanding Loan Balance of such Loan, (b) accrued interest thereon through such date of determination at the Loan Rate provided for thereunder and (c) any outstanding Scheduled Payment Advances and Servicing Advances thereon that have not been waived by the Servicer entitled thereto.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of June 28, 2013, between the Trust Depositor and the Owner Trustee, as amended, modified, restated, waived or supplemented from time to time.

“Trust Depositor” shall have the meaning provided in the Preamble.

“Trust Depositor LLC Agreement” means the Limited Liability Company Agreement of the Trust Depositor, dated as of June 28, 2013, between the Seller, as the sole member, and the Independent manager party thereto.

“Trust Estate” shall have the meaning provided in the Trust Agreement.

“Trustee” means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Trustees” means the Owner Trustee and the Trustee, or any of them individually as the context may require.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“Underlying Loan Agreement” means each single lender or multi-lender commercial loan or credit agreements or other debt agreements or instruments customary for the applicable type of Loan originated or acquired by Horizon or one of its Affiliates.

“Underlying Note” means the one or more promissory notes executed by the applicable Obligor evidencing a Loan.

“United States” means the United States of America.

“U.S. Bank” shall have the meaning provided in the Preamble.

Section 1.02.         Usage of Terms.

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

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Section 1.03.         Section References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Section 1.04.         Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year consisting of twelve 30-day months and will be carried out to at least three decimal places.

Section 1.05.         Accounting Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

ARTICLE 2.

ESTABLISHMENT OF ISSUER; TRANSFER OF LOAN ASSETS

Section 2.01.         Creation and Funding of Issuer; Transfer of Loan Assets.

(a)          The Issuer shall be governed pursuant to the terms and conditions of the Trust Agreement, dated as of June 17, 2013, between the Trust Depositor and the Owner Trustee (the “Original Trust Agreement”), upon the execution and delivery of the Original Trust Agreement and created by the filing by the Owner Trustee of an appropriately completed Certificate of Trust (as defined in the Original Trust Agreement) under the Statutory Trust Statute. The Trust Depositor, as settlor of the Issuer, shall fund and convey assets to the Issuer pursuant to the terms and provisions hereof. The Issuer shall be administered pursuant to the provisions of this Agreement, the Administration Agreement and the Trust Agreement for the benefit of the Securityholders. Each of the Owner Trustee and the Administrator is hereby specifically recognized by the parties hereto as empowered to conduct business dealings on behalf of the Issuer in accordance with the terms hereof and of the Trust Agreement and Administration Agreement. The initial Servicer is hereby specifically recognized by the parties hereto as empowered to act on behalf of the Issuer in accordance with Section 5.02(g) and Section 5.02(h). The Servicer is hereby specifically recognized by the parties hereto as empowered to perform the duties and obligations required to be performed by the Servicer under the Transaction Documents.

(b)          Subject to and upon the terms and conditions set forth herein, and in consideration of the Issuer’s delivery to or upon the order of the Trust Depositor of the Notes and the net proceeds of the Notes, the Trust Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer all the right, title and interest of the Trust Depositor in and to the Initial Loan Assets.

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To the extent the purchase price paid to the Trust Depositor for any Loan Assets is less than the fair market value of such Loan Assets, the difference between such fair market value and such purchase price shall be deemed to be a capital contribution made by the Trust Depositor to the Issuer on the Closing Date in the case of the Initial Loans and as of the related Substitute Loan Cutoff Date in the case of any Substitute Loans. For all purposes of this Agreement, any contributed Loan Assets shall be treated the same as Loan Assets sold for cash, including without limitation for purposes of Section 11.01.

(c)          The Seller and the Trust Depositor each acknowledge with respect to itself that the representations and warranties of the Seller in the Sale and Contribution Agreement and of the Trust Depositor in Section 3.01 through Section 3.04 hereof will run to and be for the benefit of the Issuer and the Trustees, and the Issuer and the Trustees may enforce directly (without joinder of the Trust Depositor when enforcing against the Seller) the repurchase obligations of the Seller or Trust Depositor, as applicable, with respect to breaches of such representations and warranties that materially and adversely affect the interests of any Noteholder as set forth in the Sale and Contribution Agreement or in this Agreement; provided that neither the Owner Trustee nor the Trustee shall have a duty or obligation (i) to discover or make and attempt to discover, inquire about or investigate the breach of any of such representations or warranties or (ii) to determine if such breach materially and adversely affects the interests of any Noteholder.

(d)          The sale, transfer, assignment, set-over and conveyance of the Loan Assets by the Trust Depositor to the Issuer pursuant to this Agreement does not constitute and is not intended to result in a creation or an assumption by the Issuer of any obligation of the Seller or the Trust Depositor in connection with the Loan Assets, or any agreement or instrument relating thereto, including, without limitation, (i) any obligation to any Obligor relating to any unfunded commitment from the Seller or the Trust Depositor, (ii) any taxes, fees, or other charges imposed by any Governmental Authority and (iii) any insurance premiums that remain owing with respect to any Loan Asset at the time such Loan Asset is sold hereunder. Without limiting the foregoing, (x) the Issuer does not assume any obligation to purchase any additional notes or loans under agreements governing the Loan Assets and (y) the sale, transfer, assignment, set-over and conveyance of the Loan Assets by the Trust Depositor to the Issuer pursuant to this Agreement does not constitute and is not intended to result in a creation or an assumption by the Trust Depositor or the Issuer of any obligation of the Seller as lead agent or collateral agent under any Co-Lender Loan. The Trust Depositor also hereby assigns to the Issuer all of the Trust Depositor’s right, title and interest (but none of its obligations) under the Sale and Contribution Agreement, including but not limited to the Trust Depositor’s right to exercise the remedies created by the Sale and Contribution Agreement.

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(e)          The Seller, Trust Depositor and Issuer intend and agree that (i) the transfer of the Loan Assets by the Seller to the Trust Depositor under the Sale and Contribution Agreement and the transfer of the Loan Assets by the Trust Depositor to the Issuer hereunder are intended to be a sale, conveyance and transfer of ownership of the Loan Assets, as the case may be, rather than the mere granting of a security interest to secure a borrowing and (ii) such Loan Assets shall not be part of the Seller’s or the Trust Depositor’s estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed to be a mere granting of a security interest to secure indebtedness, the Seller shall be deemed to have granted (and as of the Closing Date hereby grants to) the Trust Depositor and the Trust Depositor shall be deemed to have granted (and as of the Closing Date hereby grants) to the Issuer, as the case may be, a perfected first priority security interest in all right, title and interest of the Seller or of the Trust Depositor, respectively, in such Loan Assets and this Agreement shall constitute a security agreement under Applicable Law, securing the repayment of the purchase price paid hereunder, the obligations and/or interests represented by the Securities, in the order and priorities, and subject to the other terms and conditions of, this Agreement, the Indenture and the Trust Agreement, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.

(f)          If any such transfer of the Loan Assets is deemed to be the mere granting of a security interest to secure a borrowing, the Trust Depositor may, to secure the Trust Depositor’s own borrowing under this Agreement (to the extent that the transfer of the Loan Assets thereunder is deemed to be a mere granting of a security interest to secure a borrowing) repledge and reassign (i) all or a portion of the Loan Assets pledged to Trust Depositor by the Seller and with respect to which the Trust Depositor has not released its security interest at the time of such pledge and assignment, and (ii) all proceeds thereof. Such repledge and reassignment may be made by Trust Depositor with or without a repledge and reassignment by Trust Depositor of its rights under any agreement with the Seller, and without further notice to or acknowledgment from the Seller. The Seller waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against Trust Depositor or any assignee of Trust Depositor relating to such action by Trust Depositor in connection with the transactions contemplated by this Agreement.

(g)          The Trust Depositor and the Issuer acknowledge and agree (and the Trustee is hereby directed to acknowledge and does acknowledge) that, solely for administrative convenience, any assignment agreement required to be executed and delivered in connection with the transfer of a Loan in accordance with the terms of related Underlying Loan Agreements may reflect that the Seller is assigning such Loan directly to the Issuer. Nothing in such assignment agreements shall be deemed to impair the transfers of the Loan Assets by the Seller to the Trust Depositor in accordance with the terms of the Sale and Contribution Agreement and the subsequent transfer of the Loan Assets by the Trust Depositor to the Issuer in accordance with the terms hereof.

Section 2.02.         Conditions to Transfer of Initial Loan Assets to Issuer.

On or before the Closing Date, the Seller or the Trust Depositor, as applicable, shall deliver or cause to be delivered to the Owner Trustee and Trustee each of the documents, certificates and other items as follows:

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(a)          a certificate of an officer of the Seller substantially in the form of Exhibit C hereto;

(b)          copies of resolutions of Horizon, as Seller and Servicer, and the sole member of the Trust Depositor approving the execution, delivery and performance of this Agreement, the Transaction Documents to which it is a party and the transactions contemplated hereunder and thereunder, certified in each case by the Secretary or an Assistant Secretary of Horizon and the sole member of the Trust Depositor;

(c)          officially certified evidence dated within 30 days of the Closing Date of due formation and good standing of the Seller under the laws of the State of Delaware;

(d)          the initial List of Loans, certified by an officer of the Trust Depositor, together with an Assignment with respect to the Initial Loan Assets substantially in the form of Exhibit A (along with the delivery of any instruments and Loan Files as required under Section 2.08);

(e)          a certificate of an officer of the sole member of the Trust Depositor substantially in the form of Exhibit B hereto;

(f)          a letter from a nationally recognized accounting firm, addressed to the Seller and the Trust Depositor, stating that such firm has reviewed a sample of ten (10) of the Initial Loans and performed specific procedures for such sample with respect to certain loan terms;

(g)          officially certified evidence dated within 30 days of the Closing Date of due organization and good standing of the Trust Depositor under the laws of the State of Delaware;

(h)          evidence of the proper filing of a UCC-1 financing statement, naming the Seller as seller or debtor, naming the Trust Depositor as assignor, buyer or secured party, and naming the Issuer as assignee of assignor, buyer or secured party and describing the Loan Assets as collateral, with the office of the Secretary of State of the State of Delaware and in such other locations as required by the applicable UCC; and evidence of the proper filing of a UCC-1 financing statement, naming the Trust Depositor as seller or debtor, naming the Issuer as assignor, buyer or secured party, and naming the Trustee as assignee of assignor, buyer or secured party and describing the Loan Assets as collateral with the office of the Secretary of State of the State of Delaware and in such other locations as required by the applicable UCC; and evidence of proper filing of a UCC-1 financing statement, naming the Issuer as debtor, naming the Trustee as secured party and describing the Collateral as collateral with the office of the Secretary of State of the State of Delaware and in such other locations as required by the applicable UCC;

(i)          an Officer’s Certificate listing the Servicer’s Servicing Officers;

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(j)          a fully executed copy of each of the Transaction Documents.

On or before the Closing Date, the Servicer shall have notified and directed the Obligor with respect to each such Loan to make all payments on the Loans, whether by wire transfer or otherwise, directly to the Lockbox Account.

Section 2.03.         Acceptance by Issuer.

On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Issuer shall issue to, or upon the order of, the Trust Depositor the Certificate representing ownership of a beneficial interest in one hundred percent (100%) of the Issuer and the Issuer shall issue, and the Trustee shall authenticate, to, or upon the order of, the Trust Depositor the Notes secured by the Collateral.

Section 2.04.         Conveyance of Substitute Loans.

(a)          With respect to any Substitute Loans to be conveyed to the Trust Depositor by the Seller as described in Section 2.06, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust Depositor, without recourse other than as expressly provided herein (and the Trust Depositor shall purchase through cash payment and/or by exchange of one or more related Loans released by the Issuer to the Trust Depositor on the related Substitute Loan Cutoff Date), all the right, title and interest of the Seller in and to the Substitute Loans and Related Property.

The purchase price may equal, exceed or be less than the fair market value of such Substitute Loan as of the related Substitute Loan Cutoff Date, plus in each case accrued interest thereon. To the extent the purchase price of any Loan is less than the fair market value thereof, the Seller will be deemed to have made a capital contribution with respect to such excess to the Trust Depositor.

(b)          Subject to Sections 2.01(d) and (e) and the conditions set forth in Section 2.06, the Trust Depositor shall sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse other than as expressly provided herein and therein, (i) all the right, title and interest of the Trust Depositor in and to the Substitute Loans and (ii) all other Related Property related to such Substitute Loans (the property in clauses (i) and (ii) above, upon such transfer, becoming part of the Collateral).

(c)          The Seller shall transfer to the Trust Depositor under the Sale and Contribution Agreement and the Trust Depositor shall transfer to the Issuer hereunder the applicable Substitute Loans and Related Property only upon the satisfaction of each of the following conditions on or prior to the related Substitute Loan Cutoff Date (in addition to the conditions set forth in Section 2.09):

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(i)          the Trust Depositor shall have provided the Issuer and the Trustee with timely notice of such substitution, which shall be delivered no later than 11:00 a.m. on the related Substitute Loan Cutoff Date;

(ii)         there shall have occurred, with respect to each such Substitute Loan, a corresponding Substitution Event with respect to one or more Loans then in the Collateral;

(iii)        the Seller and the Trust Depositor shall have delivered to the Issuer and the Trustee a Subsequent List of Loans listing the applicable Substitute Loans and an assignment agreement as required by the related Underlying Loan Agreement indicating that the Issuer is the holder of the related Substitute Loan;

(iv)        the Seller shall have deposited or caused to be deposited in the Collection Account all Collections received by it with respect to the applicable Substitute Loans on and after the related Substitute Loan Cutoff Date;

(v)         each of the representations and warranties made by the Trust Depositor pursuant to Sections 3.02 and 3.04 applicable to the Substitute Loans shall be true and correct as of the related Substitute Loan Cutoff Date; and

(vi)        the Seller shall bear all incidental transactions costs incurred in connection with a substitution effected pursuant to this Agreement and shall, at its own expense, on or prior to the related Substitute Loan Cutoff Date, indicate in its Computer Records that ownership of each Substitute Loan identified on the Subsequent List of Loans has been sold by the Seller to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to the Transfer and Servicing Agreements.

(d)          The Servicer, the Issuer and the Trustee (at the request of the Servicer) shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Issuer’s interests in the Loans that are being substituted.

Section 2.05.         Optional Sales of Loans.

(a)          At its option, any Loan may be sold by the Issuer to Horizon (or any of its Affiliates) or a third party if:

(i)          such Loan becomes a Defaulted Loan;

(ii)         such Loan becomes a Delinquent Loan;

(iii)        such Loan becomes a Restructured Loan; or

(iv)        the Issuer, in its discretion, elects to sell the Loan.

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(b)          No optional sale of any Loan (whether to Horizon, any of its affiliates, or a third party) may be executed for a price less than the sum of (i) the Outstanding Loan Balance of such Loan and (ii) interest accrued to the date of such sale on the principal balance of such Loan at the interest rate applicable to such Loan, and any such sale shall be subject to the further limitations described in Section 2.09 below.

The Sale Proceeds from any sale pursuant to this Section 2.05(a) will be deposited into the Collection Account and allocated as provided in Section 7.05. Upon receipt by the Servicer for deposit in the Collection Account of the amounts of Sale Proceeds received in connection with any such sale, the Servicer shall request and the Issuer and the Trustee shall assign to the party designated by the Servicer (or to the Servicer itself) all of the Issuer’s and Trustee’s right, title and interest in the repurchased Loan and related Loan Assets without recourse, representation or warranty. Thereafter, such reassigned Loan shall no longer be included in the Collateral.

Section 2.06.         Optional Substitution of Loans.

(a)          At its option, any Loan may be substituted by the Issuer and replaced with a substitute loan (each such Loan, a “Substitute Loan”) if any of the following occur (each, a “Substitution Event”):

(i)          such Loan becomes a Defaulted Loan;

(ii)         such Loan becomes a Delinquent Loan;

(iii)        such Loan becomes a Restructured Loan; or

(iv)        the Issuer, in its discretion, elects to substitute the Loan.

Any such substitution shall be initiated by delivery of written notice (a “Notice of Substitution”) to the Trustee from the Servicer that the Issuer intends to substitute a Loan pursuant to this Section 2.06 and shall be completed prior to 60 days after delivery of such notice. Each Notice of Substitution shall specify the Loan to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Loan. The price deemed paid by the Issuer for any Substitute Loan shall be an amount equal to the Outstanding Loan Balance thereof, plus accrued interest thereon.

(b)          No substitution of a Substitute Loan will be permitted unless the Servicer determines that such Substitute Loan is a Qualified Substitute Loan as of the date each such Substitute Loan is transferred to the Issuer.

(c)          Any such substitution shall be subject to the further limitations described in Section 2.09 below.

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Section 2.07.         Release of Excluded Amounts.

(a)          The parties hereto acknowledge and agree that the Issuer has no interest in the Excluded Amounts. The Trustee hereby agrees to release to the Issuer from the Loan Assets, and the Issuer hereby agrees to release to the Trust Depositor, any Excluded Amounts immediately upon identification thereof and upon receipt of an Officer’s Certificate of the Servicer, which release shall be automatic and shall require no further act by the Trustee or the Issuer; provided that the Trustee and Issuer shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release, as may reasonably be requested by the Trust Depositor in writing. Such Excluded Amounts shall not constitute and shall not be included in the Loan Assets.

(b)          Immediately upon the release to the Trust Depositor by the Trustee of any Excluded Amounts, the Trust Depositor hereby irrevocably agrees to release to the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Trust Depositor; provided that the Trust Depositor shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.

Section 2.08.         Delivery of Documents in the Loan File.

(a)          Subject to the delivery requirements set forth in Section 2.08(b), the Issuer hereby authorizes and directs the Seller and the Trust Depositor to deliver possession of all the Loan Files to the Custodian on the Trustee’s behalf (with copies to be held by the Servicer), on behalf of and for the account of the Noteholders. The Seller and the Trust Depositor shall also identify on the List of Loans (including any deemed amendment thereof associated with any Substitute Loans), whether by attached schedule or marking or other effective identifying designation, all Loans that are evidenced by such instruments.

(b)          With respect to each Loan in the Collateral, (i) at least two (2) Business Days before the Closing Date in the case of the Initial Loans and two (2) Business Days before the related Substitute Loan Cutoff Date in the case of any Substitute Loans (or, in each case, such lesser time as shall be acceptable to the Custodian), the Trust Depositor or the Seller will deliver or cause to be delivered to the Custodian on the Trustee’s behalf, to the extent not previously delivered, each of the Required Loan Documents with respect to such Loan; and (ii) on or before the Closing Date in the case of the Initial Loans and on or before the related Substitute Loan Cutoff Date in the case of any Substitute Loans (or, in each case, such lesser time as shall be acceptable to the Custodian), the Trust Depositor or the Seller will deliver or cause to be delivered to the Custodian on the Trustee’s behalf, to the extent not previously delivered, each of the documents in the Loan File that is not part of the Required Loan Documents with respect to such Loan.

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Section 2.09.         Limitations on Optional Sale and Substitution.

In no event may (a) the aggregate Outstanding Loan Balance of Delinquent Loans and Restructured Loans optionally sold or substituted by the Issuer hereunder for any reason exceed 7.5% of the Aggregate Outstanding Pool Balance as of the Cutoff Date (the “Cutoff Date Pool Balance”), subject to the limitation in clause (c) below on aggregate optional sales and substitutions with respect to all of the Loans, (b) the aggregate Outstanding Loan Balance of Defaulted Loans sold or substituted by the Issuer exceed 7.5% of the Cutoff Date Pool Balance, subject to the limitation in clause (c) below on aggregate optional sales and substitutions with respect to all of the Loans, or (c) the aggregate Outstanding Loan Balance of all Loans (including any Delinquent Loans, Restructured Loans or Defaulted Loans optionally sold or substituted as described above) optionally sold or substituted by the Issuer for any reason exceed 15% of the Cutoff Date Pool Balance. For the purpose of calculating the percentage of the Cutoff Date Pool Balance comprising Loans that are optionally sold or substituted as described above, any Substitute Loans that have been placed into the Collateral in satisfaction of the Trust Depositor’s obligations to repurchase or substitute Loans pursuant to Section 11.01 shall be disregarded.

Section 2.10.         Certification by Custodian; Possession of Loan Files.

(a)          Review; Certification. On or prior to the Closing Date (in the case of the Initial Loans) or the related Substitute Loan Cutoff Date (in the case of any Substitute Loans), the Custodian shall review the Required Loan Documents in the Loan File that are required to be delivered pursuant to Section 2.08(b) on the Closing Date (in the case of the Initial Loans) or the related Substitute Loan Cutoff Date (in the case of any Substitute Loans), and shall deliver to the Seller, the Trust Depositor, the Trustee, and the Servicer a certification with respect to the Required Loan Documents delivered to it at such time in the form attached hereto as Exhibit L-1 on or prior to the Closing Date (in the case of the Initial Loans) or the related Substitute Loan Cutoff Date (in the case of any Substitute Loans). Within two (2) Business Days after the Custodian receives the Required Loan Documents in the Loan File that are permitted, pursuant to Section 2.08(b), to be delivered after the related Substitute Loan Cutoff Date (in the case of any Substitute Loans), the Custodian shall deliver to the Seller, the Trust Depositor, the Initial Purchaser, the Trustee and the Servicer a certification with respect to the Required Loan Documents delivered to it at such time in the form attached hereto as Exhibit L-1, which updated certification shall supplement any previous certification given. Within 360 days after the Closing Date in the case of the Initial Loans and the related Substitute Loan Cutoff Date in the case of any Substitute Loans, the Custodian shall deliver to the Seller, the Servicer, the Trust Depositor, the Initial Purchaser, the Trustee and any Noteholder who requests a copy from the Trustee a final certification in the form attached hereto as Exhibit L-2. A copy of the final certification will be provided to any Noteholder upon request.

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(b)          Non-Conforming Loan Files. If the Custodian during the process of reviewing the Loan Files finds any document constituting a part of a Loan File that is not properly executed (if applicable), has not been received, is unrelated to a Loan identified in the List of Loans, or does not conform on its face in a material respect to the requirements of the definition of Loan File, or the description thereof as set forth in the List of Loans, the Custodian shall promptly so notify the Seller, the Trust Depositor and the Servicer in the form of an exception report attached to a certification required to be delivered pursuant to Section 2.10(a). In performing any such review, the Custodian may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian’s review of the Loan Files is limited solely to confirming that the documents listed in the definition of Required Loan Documents have been executed and received and relate to the Loans identified in the List of Loans. The Seller agrees to use commercially reasonable efforts to remedy a defect in a document constituting part of a Loan File which it is so notified by the Custodian in an exception report and which the Seller, Trust Depositor or Servicer has determined to be material in nature. If, however, within 30 days after determination by the Seller or notice from the Trust Depositor or Servicer that an exception is material, the Seller has not remedied the defect and such defect materially and adversely affects the value of the related Loan, such Loan will be treated as an Ineligible Loan and the Seller will (i) substitute in lieu of such Loan a Substitute Loan in the manner and subject to the conditions set forth in Section 11.01 or (ii) repurchase such Loan at a purchase price equal to the Transfer Deposit Amount, which purchase price shall be deposited in the Collection Account within such 30 day period. For the avoidance of doubt, neither the Trustee nor the Custodian shall be responsible for determining whether an item listed on an exception report constitutes a material defect or whether such defect materially and adversely affects the value of the related Loan.

(c)          Release of Entire Loan File upon Sale, Substitution or Repurchase. Subject to Section 5.08(a), upon receipt by the Custodian of a certification of a Servicing Officer of the Servicer of such substitution or of such purchase and the deposit of the amounts then required to be deposited as described in Section 2.05, Section 2.06, Section 2.10(b) or Section 11.01, as applicable, in the Collection Account (which certification shall be in the form of Exhibit M hereto), the Trustee (or the Custodian on its behalf) shall release and ship to the Servicer for release to the Seller the related Loan File and, upon request, the Trustee and the Issuer shall execute, without recourse, and deliver such instruments of transfer necessary to transfer all right, title and interest in such Loan to the Seller free and clear of any Liens created by the Transaction Documents. All costs of any such transfer shall be borne by the Seller.

(d)          Partial Release of Loan File and/or Related Property. Subject to Section 5.08(b), if in connection with taking any action in connection with a Loan (including, without limitation, the amendment to documents in the Loan File and/or a revision to Related Property) the Servicer requires any item constituting part of the Loan File, or the release from the Lien of the related Loan of all or part of any Related Property, the Servicer shall deliver to the Custodian a certificate to such effect in the form attached as Exhibit M hereto. Subject to Section 5.08(d), upon receipt of such certification, the Custodian shall ship for delivery to the Servicer within two (2) Business Days of such request (if such request was received by 2:00 p.m., central time), the requested documentation, and upon request, the Trustee shall execute, without recourse, and deliver such instruments of transfer necessary to release all or the requested part of the Related Property from the Lien of the related Loan and/or the Lien under the Transaction Documents.

(e)          Annual Certification. Within ninety (90) days of the beginning of each calendar year, commencing in 2014, the Custodian shall deliver to the Seller, the Trust Depositor and the Servicer a certification in the form of Exhibit K.

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Notwithstanding any language to the contrary herein, neither the Trustee nor the Custodian makes any representations as to, and shall not be responsible to verify, (i) the validity, legality, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Loan File or (ii) the collectability, insurability, effectiveness or suitability of any such Loan Asset. In its review of documents and instruments pursuant to this Agreement, the Custodian and Trustee shall be under no duty or obligation to inspect, review or examine the Loan Files to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

The Trust Depositor makes, and upon each conveyance of Substitute Loans, is deemed to make, the representations and warranties in Section 3.01 through Section 3.04, on which the Issuer will rely in purchasing the Initial Loan Assets on the Closing Date (and, any Substitute Loan Assets on the relevant Substitute Loan Cutoff Date), and on which the Securityholders will rely.

Such representations and warranties are given as of the execution and delivery of this Agreement and as of the Closing Date (or Substitute Loan Cutoff Date, as applicable), but shall survive the sale, transfer and assignment of the Loan Assets to the Issuer. The repurchase obligation or substitution obligation of the Trust Depositor set forth in Section 11.01 constitutes the sole remedy available for a breach of a representation or warranty of the Trust Depositor set forth in Section 3.01 through Section 3.04 of this Agreement.

Section 3.01.         Representations and Warranties Regarding the Trust Depositor.

The Trust Depositor represents and warrants to the Issuer and the Trustee that:

(a)          Organization and Good Standing. The Trust Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own its assets and to transact the business in which it is currently engaged. The Trust Depositor is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Trust Depositor or the Issuer.

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(b)          Authorization; Valid Sale; Binding Obligations. The Trust Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Issuer and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which the Issuer is a party, and the Trust Depositor has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement shall effect a valid sale, transfer and assignment of or grant a security interest in the Loan Assets from the Trust Depositor to the Issuer. This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c)          No Consent Required. The Trust Depositor is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than (i) the filing of UCC financing statements and (ii) those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(d)          No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Trust Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate in any material respect any Applicable Law applicable to the Trust Depositor, or conflict with, result in a default under or constitute a breach of the Trust Depositor’s organizational documents or material Contractual Obligations to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such material Contractual Obligations, other than as contemplated by the Transaction Documents.

(e)          Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Securities (i) that, if adversely determined, would in the reasonable judgment of the Trust Depositor be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Trust Depositor or the Issuer or the transactions contemplated by this Agreement or the other Transaction Documents to which the Trust Depositor is a party or (ii) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificate or Notes.

(f)          Solvency. The Trust Depositor, at the time of and after giving effect to each conveyance of Loan Assets hereunder, is Solvent on and as of the date thereof.

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(g)          Taxes. The Trust Depositor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Trust Depositor); no tax Lien has been filed and, to the Trust Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h)          Place of Business; No Changes. The Trust Depositor’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Trust Depositor has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location within the 4-months preceding the Closing Date.

(i)          Not an Investment Company. The Trust Depositor is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” under the 1940 Act.

(j)          Sale Treatment. Other than for accounting and tax purposes, the Trust Depositor has treated the transfer of Loan Assets to the Issuer for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

(k)          Security Interest.

(i)          This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Issuer in all right, title and interest of Trust Depositor in the Loan Assets, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Trust Depositor;

(ii)         the Loans, along with the related Loan Files, constitute “general intangibles,” “instruments,” “accounts,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii)        the Trust Depositor owns and has, and upon the sale and transfer thereof by the Trust Depositor to the Issuer, the Issuer will have, good and marketable title to the Loan Assets free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv)        the Trust Depositor has received all consents and approvals required by the terms of the Loan Assets to the sale of the Loan Assets hereunder to the Issuer;

(v)         the Trust Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Loan Assets granted to the Issuer under this Agreement to the extent perfection can be achieved by filing a financing statement;

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(vi)        other than the security interest granted to the Issuer pursuant to this Agreement, the Trust Depositor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Loan Assets. The Trust Depositor has not authorized the filing of and is not aware of any financing statements naming the Trust Depositor as debtor that include a description of collateral covering the Loan Assets other than any financing statement (A) relating to the security interest granted by the Trust Depositor under this Agreement, or (B) that has been terminated or for which a release or partial release has been filed. The Trust Depositor is not aware of the filing of any judgment or tax Lien filings against the Trust Depositor;

(vii)       all original executed copies of each Underlying Note (if any) that constitute or evidence the Loan Assets have been delivered to the Trustee;

(viii)      the Trust Depositor has received a written acknowledgment from the Trustee that the Trustee or its bailee is holding any Underlying Notes that constitute or evidence any Loan Assets solely on behalf of and for the benefit of the Securityholders; and

(ix)         none of the Underlying Notes that constitute or evidence any Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Trustee.

(l)          Value Given. The cash payments and the Certificate received by the Trust Depositor in respect of the purchase price of the Loan Assets sold hereunder constitute reasonably equivalent value in consideration for the transfer to the Issuer of such Loan Assets under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Seller to the Trust Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(m)         Investment Company. The Issuer is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” within the meaning of the 1940 Act.

(n)          No Defaults. The Trust Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would reasonably be expected to have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Trust Depositor or its respective properties or might have consequences that would materially and adversely affect its performance hereunder.

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(o)         Bulk Transfer Laws. The transfer, assignment and conveyance of the Loans by the Trust Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(p)         Origination and Collection Practices. The origination and collection practices used by any Affiliate of the Trust Depositor with respect to each Loan have been consistent with the Servicing Standard and have complied with the Credit and Collection Policy in all material respects.

(q)         [Reserved].

(r)          Lack of Intent to Hinder, Delay or Defraud. Neither the Trust Depositor nor any of its Affiliates sold, or will sell, any interest in any Loan Asset with any intent to hinder, delay or defraud any of their respective creditors.

(s)          Nonconsolidation. The Trust Depositor conducts its affairs such that the Issuer would not be substantively consolidated in the estate of the Trust Depositor and their respective separate existences would not be disregarded in the event of the Trust Depositor’s bankruptcy.

(t)          Accuracy of Information. All written factual information heretofore furnished by the Trust Depositor for purposes of or in connection with this Agreement or the other Transaction Documents to which Trust Depositor is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Trust Depositor to any party to the Transaction Documents will be, true and accurate in all material respects, on the date such information is stated or certified; provided that the Trust Depositor shall not be responsible for any factual information furnished to it by any third party not affiliated with it, or the Seller or the Servicer, except to the extent that a Responsible Officer of the Trust Depositor has actual knowledge that such factual information is inaccurate in any material respect.

The representations and warranties set forth in Section 3.01(k) may not be waived by any Person and shall survive the termination of this Agreement. The Trust Depositor and Issuer shall provide the Rating Agency with prompt written notice upon obtaining knowledge of any breach of the representations and warranties set out in Section 3.01(k).

Section 3.02.         Representations and Warranties Regarding Each Loan and as to Certain Loans in the Aggregate.

The Trust Depositor represents and warrants as to each Initial Loan as of the Closing Date, and as of each Substitute Loan Cutoff Date with respect to each Substitute Loan, that:

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(a)          List of Loans. The information set forth in the List of Loans attached hereto as Exhibit G (as the same may be amended or deemed amended in respect of a conveyance of Substitute Loans on a Substitute Loan Cutoff Date) is true, complete and correct as of the Closing Date and each Substitute Loan Cutoff Date, as applicable.

(b)          Eligible Loan. Such Loan satisfies the criteria for the definition of Eligible Loan set forth in this Agreement as of the date of its conveyance hereunder.

Section 3.03.        [Reserved].

Section 3.04.        Representations and Warranties Regarding the Required Loan Documents.

The Trust Depositor represents and warrants on the Closing Date with respect to the Initial Loans (or as of the related Substitute Loan Cutoff Date, with respect to Substitute Loans), that except as otherwise provided in Section 2.08, the Required Loan Documents and each other item included in the Loan File for each Loan are in the possession of the Trustee (or the Custodian, on behalf of the Trustee).

Section 3.05.        [Reserved].

Section 3.06.        Representations and Warranties Regarding the Servicer.

The initial Servicer represents and warrants to the Owner Trustee and the Trustee that:

(a)          Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or the Issuer. The Servicer is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Loans in accordance with the terms hereof and in which the failure to so qualify would reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or Issuer.

(b)          Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Servicer is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Servicer is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party. This Agreement and the other Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

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(c)          No Consent Required. The Servicer is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which the Servicer is a party.

(d)          No Violations. The execution, delivery and performance by the Servicer of this Agreement and the other Transaction Documents to which the Servicer is a party will not violate any Applicable Law applicable to the Servicer, or conflict with, result in a default under or constitute a breach of the Servicer’s organizational documents or any material Contractual Obligations to which the Servicer is a party or by which the Servicer or any of the Servicer’s properties may be bound, or result in the creation of or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such material Contractual Obligations, other than as contemplated by the Transaction Documents.

(e)          Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, or any other Transaction Document to which the Servicer is a party that, if adversely determined, would in the reasonable judgment of the Servicer be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer or the Issuer or the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party.

(f)          Reports. All reports, certificates and other written information furnished by the Servicer with respect to the Loans are correct in all material respects on the date such information is furnished or certified; provided that the Servicer shall not be responsible for any information furnished to it by any third party not affiliated with the Servicer contained in any such reports, certificates or other written information, except to the extent that a Responsible Officer of the Servicer has actual knowledge that such factual information is inaccurate in any material respect.

Section 3.07.        Representations of the Backup Servicer. The Backup Servicer represents and warrants to the Owner Trustee and the Trustee that:

(a)          Organization and Good Standing. The Backup Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

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(b)          Due Qualification. The Backup Servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Loans as required by this Agreement) requires or shall require such qualification;

(c)          Power and Authority. The Backup Servicer has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Backup Servicer is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Backup Servicer is a party have been duly authorized by the Backup Servicer by all necessary corporate action;

(d)          Binding Obligation. This Agreement and the other Transaction Documents to which the Backup Servicer is a party shall constitute the legal, valid and binding obligations of the Backup Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e)          No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Backup Servicer is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which the Backup Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Backup Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Backup Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Backup Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Backup Servicer or any of its properties;

(f)          No Proceedings. There are no proceedings or investigations pending or, to the Backup Servicer's knowledge, threatened against the Backup Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Backup Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Transaction Documents to which the Backup Servicer is a party, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents to which the Backup Servicer is a party, (C) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents to which the Backup Servicer is a party or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

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(g)          No Consents. The Backup Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

ARTICLE 4.

PERFECTION OF TRANSFER AND
PROTECTION OF SECURITY INTERESTS

Section 4.01.         Custody of Loans.

The contents of each Loan File shall be held in the custody of the Custodian (on behalf of the Trustee) under the Indenture for the benefit of, and as agent for, the Securityholders.

Section 4.02.         Filing.

On the Closing Date, the Seller, Trust Depositor and Servicer shall cause the UCC financing statement(s) referred to in Section 2.02(h) hereof to be filed, and from time to time the Servicer, on behalf of the Issuer, shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Issuer or Trustee (acting at the direction of the Majority Noteholders) may reasonably request to perfect and protect the Trustee’s first priority perfected security interest in the Loan Assets against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. Notwithstanding the obligations of the Seller, Trust Depositor and Servicer set forth in the preceding sentence, the Issuer hereby authorizes the Servicer to prepare and file, at the expense of the initial Servicer, such UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Servicer may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC.

Section 4.03.        Changes in Name, Organizational Structure or Location.

(a)          During the term of this Agreement, none of the Seller, the Servicer, the Trust Depositor or the Issuer shall change its name, form of organization, existence, state of formation or location without first giving at least 30 days’ prior written notice to the other parties hereto and the Owner Trustee.

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(b)          If any change in either the Servicer’s, the Seller’s or the Trust Depositor’s name, form of organization, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or Lien relating to any Loan Asset seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, no later than ten (10) Business Days after the effective date of such change, shall file such amendments as may be required (including, but not limited to, any filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) to preserve and protect the Trustee’s security interest in the Loan Assets and the proceeds thereof.

Section 4.04.         Costs and Expenses.

The initial Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Trustees’ and Issuer’s right, title and interest in and to the Loan Assets (including, without limitation, the security interest in the Related Property related thereto and the security interests provided for in the Indenture); provided that to the extent permitted by the Required Loan Documents, the Servicer may seek reimbursement for such costs and disbursements from the related Obligors.

Section 4.05.         Sale Treatment.

Other than for accounting and tax purposes, the Trust Depositor shall treat the transfer of Loan Assets made hereunder for all purposes as a sale and purchase on all of its relevant books and records.

Section 4.06.         Separateness from Trust Depositor.

The Seller agrees to take or refrain from taking or engaging in with respect to the Trust Depositor each of the actions or activities specified in the “substantive consolidation” opinion of Dechert LLP (including any certificates of the Seller delivered in connection therewith) delivered on the Closing Date, upon which the conclusions therein are based.

ARTICLE 5.

SERVICING OF LOANS

Section 5.01.        Appointment and Acceptance.

(a)          Horizon is hereby appointed as Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which the Servicer has any rights, duties or obligations. Horizon accepts such appointment and agrees to act as the Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which Horizon, as Servicer, has any rights, duties or obligations.

(b)          U.S. Bank National Association is hereby appointed as Backup Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which the Backup Servicer has any rights, duties or obligations. U.S. Bank National Association hereby accepts such appointment and agrees to act as the Backup Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which U.S. Bank National Association, as Backup Servicer, has any rights, duties or obligations.

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Section 5.02.        Duties of the Servicer and the Backup Servicer.

(a)          The Servicer, as an independent contract servicer, shall service and administer the Loans (including, with respect to Co-Lender Loans, the Issuer’s interest as a lender thereunder) and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, the Credit and Collection Policy and the Servicing Standard and the Issuer’s rights under the applicable Underlying Loan Agreements. The parties hereto each acknowledge, and the Noteholders and the Certificateholder are hereby deemed to acknowledge, that the Servicer, as Servicer under this Agreement, possesses only such rights with respect to the enforcement of rights and remedies with respect to the Loans and the Related Property and under the Required Loan Documents as those which have been transferred to the Issuer with respect to the related Loan. Therefore, the provisions of this Article V shall only apply to Co-Lender Loans with respect to which the Servicer is the lead agent and to the extent not inconsistent with the related Required Loan Documents.

(b)          The Servicer may perform its duties directly or, consistent with the Servicing Standard, through agents, accountants, experts, attorneys, brokers, consultants or nominees selected with reasonable care by the Servicer. The Servicer will remain fully responsible and fully liable for its duties and obligations hereunder and under any other Transaction Document notwithstanding any such delegation to a third party. Performance by any such third party of any of the duties of the Servicer hereunder or under any other Transaction Document shall be deemed to be performance thereof by the Servicer. In addition, the Servicer may enter into Subservicing Agreements for any servicing and administration of Loans with any entity; provided that for any Subservicing Agreement that delegates all or substantially all of the Servicer’s duties hereunder, the Holders of 100% of the Notes shall have consented in writing to such Subservicing Agreement and the Servicer shall have provided the Rating Agency with written notice of such Subservicing Agreement; provided, further, that the Backup Servicer shall not be required to obtain such consent if, after such time as the Backup Servicer shall have become the Servicer hereunder, it shall enter into a Subservicing Agreement that delegates all or substantially all of the Servicer’s duties hereunder. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Loans or enter into a Subservicing Agreement with a successor Subservicer as permitted in this clause (b); provided that the Servicer shall promptly notify the Rating Agencies of the termination of any Subservicing Agreement that had delegated all or substantially all of the Servicer’s duties hereunder. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or referencing actions taken through a Subservicer or otherwise, so long as this Agreement shall remain effective, the Servicer shall remain obligated and primarily liable to the Trustee, for itself and on behalf of the Issuer, for the servicing and administering of the Loans in accordance with the provisions of this Agreement, the Credit and Collection Policy and the Servicing Standard, without diminution of such obligation or liability by virtue of such Subservicing Agreements or other arrangements with third parties pursuant to this clause (b) or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

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(c)          Any Subservicing Agreement that may be entered into and any transactions or services relating to the Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and the Securityholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.02(d). Notwithstanding the foregoing, the Servicer shall (i) at its expense and without reimbursement, deliver to the Trustee a copy of each Subservicing Agreement and (ii) provide notice of the termination of any Subservicer within a reasonable time after such Subservicer’s termination to the Trustee.

(d)          In the event the initial Servicer shall for any reason no longer be the Servicer, the initial Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the Backup Servicer all documents and records (including computer tapes and diskettes) in its possession relating to each Subservicing Agreement and the Loans then being serviced hereunder and an accounting of amounts collected and held by it hereunder and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements and of any other arrangements with third parties pursuant to clause (a) of this Section 5.02 to the Backup Servicer to the extent permitted thereby.

(e)          Modifications and Waivers Relating to Loans.

(i)          So long as it is consistent with the Credit and Collection Policy and the Servicing Standard, the Servicer may agree to waive, modify or vary any term of any Loan, if in the Servicer’s determination such waiver, modification or variance will not be materially adverse to the interests of the Noteholders; provided that the Servicer may not:

(1)         agree to amend, waive, modify or vary any Loan in any manner that would extend the stated maturity date of such Loan beyond the Legal Final Payment Date; or

(2)         enter into any amendment, waiver, modification or variance with respect to any Loan for the purpose or with the intention of causing a Substitution Event to occur with respect to such Loan solely in order to render such Loan eligible for repurchase or substitution hereunder.

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(ii)         Except as expressly set forth in Section 5.02(e)(i), the Servicer may execute any amendments, waivers, modifications or variances related to such Loan and any documents related thereto on behalf of the Issuer.

(iii)        [Reserved].

(iv)        Although costs incurred by the Servicer or any Subservicer in respect of Servicing Advances, including any interest owed with respect thereto, may be added to the amount owing by the Obligor under the related Loan, such amounts shall not be so added for the purposes of calculating distributions to Noteholders. Any fees and costs imposed in connection therewith on the Obligor of the related Loan, and any reimbursement of Servicing Advances by any Obligor or out of Sale Proceeds, Liquidation Proceeds or Insurance Proceeds, in each case, received with respect to the related Loan or its Related Property shall be withdrawn and payable to the Servicer from the Collection Account pursuant to Section 7.03(h) as additional servicing compensation or reimbursement, as applicable. Without limiting the generality of the foregoing, so long as it is consistent with the Credit and Collection Policy and the Servicing Standard, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Issuer, the Trustee and each Securityholder, all instruments of amendment, waiver, satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and with respect to any Related Property. Such authority shall include, but not be limited to, the authority to substitute or release items of Related Property consistent with the Credit and Collection Policy and the Servicing Agreement and sell Loans previously transferred to the Issuer. The Issuer and the Trustee have granted a power of attorney to the Servicer with respect thereto, pursuant to Section 5.02(t). In connection with any such sale, the Servicer shall deposit in the Collection Account, pursuant to Section 7.03(b), all proceeds received upon such sale (other than Excluded Amounts). If reasonably required by the Servicer, the Issuer and the Trustee shall furnish the Servicer, within five (5) Business Days of receipt of the Servicer’s request, with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement or under any of the other Transaction Documents. Any such request by the Servicer to the Issuer or the Trustee shall be accompanied by a certification in the form of Exhibit F attached hereto signed by a Servicing Officer. In connection with any substitution of Related Property, the Servicer shall deliver to the Trustee the items required by, and within the time frame set forth in, Section 2.08, assuming that the date of substitution is the relevant Substitute Loan Cutoff Date.

(v)         The Servicer will not be in breach of its obligations under this Agreement by reason of any waiver, modification or variance taken by the administrative agent, syndicate agent or other Person acting in a similar capacity in respect of a Co-Lender Loan at the direction of the requisite percentage of the lenders in violation of this Agreement if the Servicer, acting on behalf of the Issuer, did not consent to such waiver, modification or variance on behalf of the Issuer.

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(f)          The Servicer shall service and administer the Loans (including collection, foreclosure, foreclosed property and repossessed collateral management procedures other than for Co-Lender Loans, and with respect to Co-Lender Loans, the Issuer’s interest as a lender or purchaser thereunder) in accordance with the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard.

(g)          In accordance with the power set forth in Section 2.01(a), the initial Servicer shall perform the duties of the Issuer under the Transaction Documents. In furtherance of the foregoing, the initial Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Transaction Documents. The initial Servicer shall monitor the performance of the Issuer and the Owner Trustee of their respective duties under the Transaction Documents and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s or the Owner Trustee’s duties under the Transaction Documents. The initial Servicer shall prepare for execution by the Owner Trustee or the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Transaction Documents.

(h)          In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the initial Servicer shall perform or shall cause to be performed such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to state and federal tax and securities laws. In accordance with the directions of the Issuer or the Owner Trustee, as applicable, the initial Servicer shall administer, perform or supervise the performance of such other activities in connection with the Issuer as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer is hereby authorized to execute documents, instruments and certificates on behalf of the Issuer.

(i)          Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly (upon a Responsible Officer of the Servicer having actual knowledge thereof) notifying the Owner Trustee and the Trustee in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Securityholder. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trustee pursuant to such provision.

(j)          All tax returns required to be signed by the Issuer, if any, will be signed by the Servicer (so long as the Servicer is the Seller) on behalf of the Issuer if permitted under applicable law and otherwise by the Owner Trustee on behalf of the Issuer.

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(k)          The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be reasonably accessible for inspection by the Owner Trustee and Trustee at any time during the Servicer’s normal business hours upon not less than three (3) Business Days’ prior written notice.

(l)          The Servicer shall provide written notice of any material change to the Servicing Standard and the Credit and Collection Policy to the Rating Agency, the Backup Servicer and the Trustee.

(m)          For so long as any of the Notes are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (i) the initial Servicer will provide or cause to be provided to any holder of such Notes and any prospective purchaser thereof designated by such holder, upon the request of such a holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) the initial Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Notes conducted in accordance with Rule 144A.

(n)          The initial Servicer will keep in full force and effect its existence, rights and franchise as a Delaware corporation, and the Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Loans and to perform its duties under this Agreement.

(o)          The Servicer shall be entitled to reimbursement for any Servicing Advances or Scheduled Payment Advances from Collections. Notwithstanding anything contained herein to the contrary, in no event shall the application of Scheduled Payment Advances prevent a Loan from being or becoming a Defaulted Loan.

(p)          The Servicer shall not be responsible for any taxes payable by the Issuer or any Servicing Fees payable to any Successor Servicer.

(q)          All payments received on Loans by the Servicer will be applied by the Servicer to amounts due by each Obligor in accordance with the provisions of the related Required Loan Documents or, if to be applied at the discretion of the Servicer, then consistent with the Credit and Collection Policy and the Servicing Standard.

(r)          To the extent permitted by applicable law, the initial Servicer shall be responsible for any tax reporting, disclosure, record keeping or list maintenance requirements of the Issuer under Code Sections 6011(a), 6111(d) or 6112, including, but not limited to, the preparation of IRS Form 8886 pursuant to Federal Income Tax Regulations Section 1.6011-4(d) or any successor provision and any required list maintenance under Federal Income Tax Regulations Section 301.6112-1 or any successor provision.

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(s)          The Servicer will maintain the Servicing Files at the principal place of business of the Servicer at the address set forth in Section 13.04 hereof in accordance with the Servicing Standard.

(t)          The Trust Depositor, the Issuer and the Trustee each hereby irrevocably (except as provided below) appoint the Servicer its respective true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at the Issuer’s expense, in connection with the performance of the Servicer’s duties provided for in this Agreement and in the other Transaction Documents, including the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received on or with respect to the Loans and the Related Property, (b) to make all necessary transfers of the Loans, and/or of the Related Property, as applicable, in accordance herewith and therewith, (c) to execute (under hand under seal or as a deed) and deliver all necessary or appropriate bills of sale, assignments, agreements and other instruments and endorsements in connection with any such transfer, and (d) to execute (under hand, under seal or as a deed) any votes, consents, directions, releases, amendments, waivers, satisfactions and cancellations, agreements, instruments, orders or other documents or certificates in connection with or pursuant to this Agreement or the other Transaction Documents relating thereto or to the duties of the Servicer hereunder or thereunder, the Trust Depositor, the Issuer and the Trustee hereby ratifying and confirming all that such attorney-in-fact (or any substitute) shall lawfully do under this power of attorney and in accordance with this Agreement and the other Transaction Documents as applicable thereto. Nevertheless, if so requested by the Servicer, the Trust Depositor, the Issuer and the Trustee or any thereof, as requested, shall ratify and confirm any such act by executing and delivering to the Servicer or as directed by the Servicer all proper bills of sale, assignments, releases, endorsements and other certificates, instruments and documents of whatever nature as may reasonably be designated in any such request. This power of attorney shall, however, expire, and the Servicer and any substitute agent or attorney-in-fact appointed by the Servicer pursuant hereto shall cease to have any power to act as the agent or attorney-in-fact of the Trust Depositor, the Issuer or of the Trustee upon termination of this Agreement or upon a Servicer Transfer from and after which the Successor Servicer shall be deemed to have the rights of the Servicer pursuant to this clause (t).

(u)          The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Securityholders, the Trustee and the Owner Trustee in the Loans and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

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(v)         The Servicer shall provide the Backup Servicer with a list of attorneys used in servicing or collecting on the Loans and shall provide an updated list to the Backup Servicer on an annual basis.

(w)          Notwithstanding any other provision of this Agreement, if any material conflict or material inconsistency exists among the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard, the provisions of the Required Loan Documents shall control.

(x)          As set forth in Article VIII, in the event the Servicer fails to perform its obligations hereunder, the Backup Servicer, should it assume the role of Successor Servicer, shall be responsible for the Servicer’s duties in this Agreement as if it were the Servicer, provided that the Backup Servicer shall not be liable for the Servicer’s breach of its obligations.

(y)          The Backup Servicer shall receive a one-time fee of $125,000 (“the “Successor Servicer Engagement Fee”) if it assumes the obligations of the Servicer hereunder.

(z)          The Backup Servicer shall have the following duties: (i) the Backup Servicer shall conduct periodic on-site visits not more than once every 12 months to meet with appropriate operations personnel to discuss any changes in processes and procedures that have occurred since the last visit, (ii) within 90 days of the Closing Date, the Backup Servicer shall have completed all data-mapping, and (iii) not more than once per year, the Backup Servicer shall update or amend the data-mapping by effecting a data-map refresh upon receipt of written notice from the Servicer specifying updated or amended fields, if any, in (a) fields in the Tape or (b) fields confirmed in the original data-mapping referred to in clause (ii) above. Each on-site visit shall be at the cost of Horizon.

Section 5.03.        Liquidation of Loans.

(a)          In the event that any payment due under any Loan and not postponed pursuant to Section 5.02 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Loan which results in an event of default thereunder, the Servicer in accordance with the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard shall take such commercially reasonable action as shall maximize the amount of recovery thereon and as the Servicer shall deem to be in the best interests of the Issuer; provided that if such Loan is a Co-Lender Loan, the Servicer’s obligations shall be limited to exercising the Issuer’s rights thereunder; provided, further, that in lieu of taking such action, the Servicer, consistent with its Credit and Collection Policy and the Servicing Standard, may amend or modify such Loan.

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(b)          The Servicer will not be in breach of its obligations under this Section 5.03 by reason of any action taken by the administrative agent, syndicate agent or other Person acting in a similar capacity in respect of a Co-Lender Loan at the direction of the requisite percentage of the lenders in violation of this Agreement if the Servicer, acting on behalf of the Issuer, did not consent to such action on behalf of the Issuer. The Servicer, consistent with its Credit and Collection Policy and the Servicing Standard, may accelerate all payments due under any Loan to the extent permitted by the Required Loan Documents and foreclose upon at a public or private sale or otherwise comparably effect the ownership of Related Property relating to Defaulted Loans for which the related Loan is still outstanding and as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.10 nor satisfactory amendment or modification is made in accordance with Section 5.03(a). Subject to applicable law, the Servicer shall act, or shall engage an experienced Person qualified to act, as sales and processing agent for the Related Property that is foreclosed upon. In connection with such foreclosure or other conversion and any other liquidation action or enforcement of remedies, the Servicer shall exercise collection and foreclosure procedures in accordance with the Credit and Collection Policy and the Servicing Standard. Any sale of the Related Property is to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Trustee setting forth the Loan, the Related Property, the sale price of the Related Property and certifying that such sale price is the fair market value of such Related Property. In any case in which any such Related Property has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Related Property unless it reasonably determines that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

(c)          No later than two (2) Business Days following its receipt thereof, the Servicer will remit to the Lockbox Account, for subsequent deposit in the Collection Account, the Liquidation Proceeds and any Insurance Proceeds received in connection with the sale or disposition of Related Property relating to a Defaulted Loan.

(d)          After a Loan has been liquidated, the Servicer shall promptly prepare and forward to the Trustee and upon request, any Securityholder, a report (the “Liquidation Report”), in the form attached hereto as Exhibit D, detailing the Liquidation Proceeds received from such Loan, the Liquidation Expenses incurred and reimbursed to the Servicer with respect thereto, any Scheduled Payment Advances and Servicing Advances, together with interest due thereon, reimbursed to the Servicer therefrom, any loss incurred in connection therewith, and any Nonrecoverable Advances to be reimbursed to the Servicer with respect thereto in accordance with the Priority of Payments in Section 7.05.

Section 5.04.         [Reserved.]

Section 5.05.         Maintenance of Insurance.

In connection with its activities as Servicer of the Loans, the Servicer agrees to present claims to the insurer under any applicable Insurance Policy and, with respect to any Foreclosed Property, any applicable general liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard. Any amounts collected by the Servicer under any such Insurance Policies in respect of the related Loan (other than amounts to be applied to the restoration or repair of the Related Property or amounts to be released to the Obligor or other creditors or Persons in accordance with Applicable Law, the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 7.03(h).

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Section 5.06.        Collection of Certain Loan Payments.

(a)          The Servicer shall make reasonable efforts, consistent with the Credit and Collection Policy and the Servicing Standard, to collect all payments required under the terms and provisions of the Loans as and when the same become due. Consistent with the foregoing and the Credit and Collection Policy and the Servicing Standard, the Servicer may in its discretion waive or permit to be waived any fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on a Loan as provided in Section 5.02(e).

(b)          Except as otherwise permitted under this Agreement, the Servicer agrees not to make, or consent to, any change, in the direction of, or instructions with respect to, any payments to be made by an Obligor in any manner that would diminish, impair, delay or otherwise adversely affect the timing or receipt of such payments without the prior written consent of the Trustee and with the consent of the Majority Noteholders.

Section 5.07.        Access to Certain Documentation and Information Regarding the Loans.

The Servicer shall provide to the Issuer, the Trustee, any Noteholder, any bank, thrift or insurance company regulatory authority and the supervisory agents and examiners of any regulated Noteholder, access to the documentation regarding the Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon not less than three Business Days prior written request by the Issuer, the Trustee or any such regulated Noteholder and during normal business hours at the offices of the Servicer designated by it and in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations. The Trustee, the Issuer, such Noteholder and the representative of any such regulatory authority designated by the related Noteholder to view such information shall and shall cause their representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee and the Issuer may reasonably determine that such disclosure is consistent with their obligations hereunder. The Servicer may request that any such Person not a party hereto enter into a confidentiality agreement reasonably acceptable to the Servicer prior to permitting such Person to view such information.

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Section 5.08.        Satisfaction of Collateral and Release of Loan Files.

(a)          Upon the payment in full of any Loan, the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or the deposit into the Collection Account of the purchase price of any Loan acquired by the Trust Depositor, the Servicer or another Person pursuant to this Agreement, or any other Transaction Document, the Servicer will immediately notify the Trustee by a certification in the form of Exhibit M attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 7.03(b) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Loan File. Upon receipt of such certification and request, the Trustee in accordance with Section 2.10(c), shall release, within two (2) Business Days (if such request was received by 2:00 p.m. Eastern time), the related Loan File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable by the Servicer and shall not be chargeable to the Collection Account or the Distribution Account; provided that the Servicer may collect and retain such expenses from the underlying Obligor.

(b)          From time to time and as appropriate for the servicing or foreclosure of any Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a certification in the form of Exhibit M attached hereto signed by a Servicing Officer, release the related Loan File to the Servicer within two (2) Business Days (if such request was received by 2:00 p.m. Eastern time). The Servicer shall return the Loan File to the Trustee when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Lockbox Account, for further credit to the Collection Account, and remitted to the Trustee for deposit in the Distribution Account or the Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure or repossession of Related Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to whom such Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated, the servicing receipt relating to such Loan shall be released by the Trustee to the Servicer.

(c)          The Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents provided to it necessary to the servicing or foreclosure or trustee’s sale in respect of Related Property or to any legal action brought to obtain judgment against any Obligor on the related loan agreement (including any Underlying Note or other agreement securing Related Property) or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the related loan agreement (including any Underlying Note or other agreement securing Related Property) or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise adversely affect the Lien of the agreement securing Related Property, except for the termination of such a Lien upon completion of the foreclosure or trustee’s sale. The Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction or appropriate to discharge the Lien securing Related Property upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five (5) Business Days of the Trustee’s receipt of such certificate or documents. Such certificate or documents shall state that the related Loan has been paid in full by or on behalf of the Obligor (or subject to a deficiency claim against such Obligor) and that such payment has been deposited in the Collection Account.

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(d)          Notwithstanding anything contained in this Section 5.08 to the contrary, in no event may the Servicer possess in excess of ten (10) Loan Files (excluding Loan Files for Loans which have been paid in full, sold or repurchased) at any given time.

Section 5.09.        Scheduled Payment Advances; Servicing Advances and Nonrecoverable Advances.

(a)          With respect to each Collection Period, the Servicer will determine: (i) on or before the related Record Date, the amount of Available Funds described in clauses (a) and (b) of the definition thereof for the following Payment Date, and (ii) the amount required to be paid on the related Payment Date pursuant to clauses 1 through 4 of Section 7.05(a) (the amounts described in this clause (ii), the “Scheduled Amount”). If the Servicer determines that any Scheduled Payments (or portion thereof) that were due and payable pursuant to one or more Loans in the Collateral during the related Collection Period were not received prior to the end of such Collection Period and determines that, as a result of this, the Scheduled Amount for the related Payment Date exceeds the amount of Available Funds described in clauses (a) and (b) of the definition thereof for such Payment Date, then, subject to Section 5.09(b), the Servicer has the right to elect, at its option, but is not obligated, to make a Scheduled Payment Advance in an amount up to lesser of (1) the amount of such excess and (2) the amount of such delinquent Scheduled Payments (or portion thereof). The Servicer will deposit any Scheduled Payment Advances into the Collection Account on or prior to 11:00 a.m. (New York City time) on the related Reference Date, in immediately available funds. The Servicer will be entitled to be reimbursed for Scheduled Payment Advances, together with accrued and unpaid interest thereon at the rate published in The Wall Street Journal from time to time as the prime rate in the United States pursuant to Section 5.09(c), Section 7.03 or the Priority of Payments, as applicable. In addition, the Servicer may, at its option, make Servicing Advances in the performance of its servicing duties, unless it believes in good faith that the advance plus interest expected to accrue thereon will be a Nonrecoverable Advance. The Servicer will be entitled to reimbursement for Servicing Advances, with interest thereon to accrue at the rate published in The Wall Street Journal from time to time as the prime rate in the United States, from the Collections received from the Loan to which the Servicing Advance relates as well as pursuant to Section 5.09(c), Section 7.03 or the Priority of Payments, as applicable.

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(b)          The Servicer will not make a Scheduled Payment Advance or a Servicing Advance if the Servicer has determined in its sole discretion, exercised in good faith and consistent with the Servicing Standard, that the amount of such Scheduled Payment Advance or Servicing Advance proposed to be advanced plus interest expected to accrue thereon will be a Nonrecoverable Advance. Absent bad faith, the Servicer’s determination as to whether any Scheduled Payment Advance or Servicing Advance is expected to be a Nonrecoverable Advance or whether, once advanced, it is a Nonrecoverable Advance shall be conclusive and binding on the Issuer and on the Noteholders. Any such determination shall be made by the Servicer and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee, setting forth the basis for such determination. For the avoidance of doubt, the Servicer has the right to elect, at its sole option, but is not obligated, to make a Scheduled Payment Advance.

(c)          The Servicer will be entitled to recover any Scheduled Payment Advance made by it, together with accrued interest due thereon, from Collections; provided that if at any time any Scheduled Payment Advance, together with accrued interest thereon, made by the Servicer is subsequently determined to be a Nonrecoverable Advance, the Servicer will be entitled to recover the amount of such Nonrecoverable Advance on a Payment Date to the extent then permitted in accordance with the Priority of Payments. The Servicer will be entitled to recover the amount of any Servicing Advance, together with accrued interest thereon in accordance with the Priority of Payments.

(d)          The Servicer shall be entitled to an annual rate of interest payable at the rate specified in Section 5.09(a) with respect to each Scheduled Payment Advance and each Servicing Advance from and including the date such advance is made by the Servicer to but not including the date of reimbursement of such advance to the Servicer.

Section 5.10.        Title, Management and Disposition of Foreclosed Property.

(a)          Except for Co-Lender Loans (in which case, the provisions of the Underlying Loan Agreement relating to taking title to collateral shall apply) in the event that title to Related Property is acquired by the Servicer hereunder in foreclosure or by deed in lieu of foreclosure or by other legal process, the deed, certificate of sale, or Repossessed Property may be taken in the name of the Issuer or in the name of a subsidiary of the Issuer, the equity securities of which will be pledged as Collateral by the Issuer to the Trustee pursuant to the Indenture. Any such Issuer subsidiary shall be serviced by the Servicer, which may perform such services through a nominee or agent as set forth in Section 5.02(b).

(b)          [Reserved].

(c)          The Servicer, subject to the provisions of this Article V, shall manage, conserve, protect and operate each such Foreclosed Property or other Repossessed Property for the Issuer or such Issuer subsidiary, as applicable, solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosed Property or other Repossessed Property in a manner consistent with the Credit and Collection Policy and the Servicing Standard. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Issuer.

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(d)          Subject to Section 5.10(e), the Servicer shall cause to be deposited in the Lockbox Account, no later than two (2) Business Days after the receipt thereof, all revenues received by the Issuer with respect to the conservation and disposition of the related Foreclosed Property or other Repossessed Property net of Liquidation Expenses or received by the Issuer as distributions from any Issuer subsidiary. Any Issuer subsidiary formed pursuant to Section 5.10(b) may utilize and set aside revenues received in respect of such real estate Related Property to pay for the normal operations of the business of such Issuer subsidiary and of such real estate Related Property, and for such other fees, costs and expenses relating thereto as are deemed appropriate to maximize value or reduce or prevent loss with respect thereto by the Servicer, consistent with the Credit and Collection Policy and the Servicing Standard, and establish and maintain such cash reserves as the Servicer (or its agent) deem reasonably necessary with respect thereto; provided that no other funds of the Issuer shall be expended in connection with such Issuer subsidiary.

(e)          Pursuant to the Priority of Payments, the Servicer shall receive reimbursement for any related unreimbursed Scheduled Payment Advances and Servicing Advances, together with accrued and unpaid interest due thereon relating to the related Loan or such Foreclosed Property or Repossessed Property, and the Servicer shall deposit in the Lockbox Account the net cash proceeds of the sale of any Foreclosed Property or other Repossessed Property to be distributed in accordance with Section 7.05 hereof.

(f)          Notwithstanding any provision to the contrary contained in this Agreement, the Servicer shall not cause any Issuer subsidiary to obtain title to any Related Property pursuant to Section 5.10(b) or otherwise take any other action with respect to any such Related Property if, as a result of any such action, such Issuer subsidiary would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Related Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable state or local environmental law, unless the Servicer has previously determined in accordance with the Servicing Standard and the Credit and Collection Policy that:

(i)          such Related Property is in compliance in all material respects with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuer and such Issuer subsidiary to take such actions as are necessary to bring such Related Property in compliance therewith, and

(ii)         there are no circumstances present at such Related Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would reasonably be expected to be required by the owner, occupier or operator of the Related Property under applicable federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action would reasonably be expected to be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuer and the Issuer subsidiary to take such actions with respect to the affected Related Property.

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Section 5.11.        Servicing Compensation.

(a)          As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) calculated and payable monthly in arrears on each Payment Date prior to the termination of the Issuer. The Servicing Fee shall be equal to the sum of the product of: (i) one-twelfth of 2.00% (or, with respect to the first Collection Period, a fraction equal to the number of days from and including the Cutoff Date through and including August 15, 2013 over 360) and (ii) the Aggregate Outstanding Pool Balance as of the beginning of the related Collection Period. If the Backup Servicer becomes the Servicer, the Servicing Fee payable to the Backup Servicer for each Collection Period thereafter shall be calculated using the formula described in the immediately preceding sentence, but shall be subject to a monthly minimum fee of $8,500. In addition to the Servicing Fee, the Backup Servicer, upon becoming the Servicer, shall be entitled to be reimbursed for all related expenses and out of pocket costs, including fees and expenses of attorneys and agents. If any entity other than Horizon or the Backup Servicer becomes the Servicer, the Servicing Fee may be adjusted as agreed upon by the Majority Noteholders and such Successor Servicer pursuant to Section 8.03(b). The Servicing Fee is payable out of Collections pursuant to the Priority of Payments.

(b)          In addition to the Servicing Fee, the Servicer shall be entitled to retain for itself as additional servicing compensation: (i) reimbursement for Scheduled Payment Advances on the Loans, together with accrued interest thereon, (ii) reimbursement for Servicing Advances on the Loans, together with accrued interest thereon, and (iii) any mistaken deposits or other related amounts due on Loans that the Servicer is entitled to retain, including without limitation any amounts payable as additional servicing compensation pursuant to Section 5.02(e)(iv).

Section 5.12.        Assignment; Resignation.

The Servicer shall not assign its rights and duties under this Agreement (other than in connection with a subservicing arrangement or other arrangement permitted under this Agreement) or resign from the obligations and duties imposed on it pursuant to this Agreement, in each case except (a) upon a determination by the Servicer that its performance of its duties as Servicer is no longer permissible under Applicable Law or administrative determination and such incapacity cannot be cured by commercially reasonable efforts of the Servicer, (b) an assignment or resignation by mutual consent of the Servicer, the Issuer and the Majority Noteholders, (c) an assignment in connection with a merger, conversion, consolidation or sale of substantially all of the Servicer’s business or substantially all of the Servicer’s lending business permitted pursuant to Section 5.13 (in which case the Person resulting from the merger, conversion or consolidation shall be the successor of the Servicer), or (d) so long as the Seller is the Servicer, at the option of the Seller, an assignment to a third party servicer in connection with a merger, conversion, consolidation or sale of substantially all of the Seller's business or substantially all of the Seller's lending business permitted pursuant of Section 5.08 of the Sale and Contribution Agreement. Any such determination pursuant to clause (a) permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee, which Opinion of Counsel shall be in form and substance reasonably acceptable to the Trustee. No such resignation shall become effective until a successor has been appointed pursuant to Section 8.02(b) and has assumed the Servicer’s responsibilities and obligations in accordance with Section 8.03.

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Section 5.13.         Merger or Consolidation of Servicer.

Any Person into which the Servicer may be merged or consolidated, or any Person resulting from such merger, conversion or consolidation to which the Servicer is a party, or any Person succeeding to substantially all of the business or substantially all of the investment management business of the Servicer, which Person assumes the obligations of the Servicer, shall be the successor to the Servicer hereunder, notwithstanding any provision in Section 8.02 or Section 8.03 and without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary; provided that no such entity resulting from the merger, conversion or consolidation of the Servicer or the sale of all or substantially all of the Servicer’s assets or business or substantially all of the Servicer’s lending business shall be the successor Servicer hereunder unless either (i) such Person has assets of at least $50,000,000 and such Person’s regular business includes the servicing of assets similar to the Loan Assets or (ii) the Majority Noteholders shall have consented thereto in writing. Such Successor Servicer shall be a permitted assignee of the Servicer. The provisions of Section 8.03 (b), (c) and (e) shall apply to any such servicing transfer.

Section 5.14.         Limitation on Liability of the Servicer and Others.

The Servicer and any stockholder, partner, member, manager, director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities or persons respecting any matters arising hereunder. Except as otherwise provided in Section 5.02(b), the Servicer shall not be liable for any errors, inaccuracies or omissions of any Person not affiliated with the Servicer contained in any information, report, certificate, data or other document delivered to the Servicer or on which the Servicer reasonably relies in order to perform its obligations hereunder and under the other Transaction Documents except to the extent that a Responsible Officer of the Servicer has actual knowledge of any such material error, inaccuracy or omission. The Servicer shall not be in default hereunder or incur any liability, except as provided in the proviso in the last sentence of this Section 5.14, for any failure, error or delay in carrying out its duties hereunder or under any other Transaction Document if such failure, error or delay results from the Servicer acting in accordance with information prepared or supplied by a Person other than the Servicer or any of its Affiliates or the failure or delay of any such Person to prepare or provide such information. The Servicer shall not be in default and shall incur no liability for any act or failure to act by any servicer primarily responsible for servicing Co-Lender Loans. Subject to the terms of Section 12.01 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer’s duty to service the Loans in accordance with this Agreement, and that, in its opinion, may cause the Servicer to incur any expense or liability. The Servicer shall not be responsible for the payment of any taxes imposed on or with respect to the Issuer or for the fees of any Successor Servicer. Except as provided herein, neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to any other party to this Agreement, any Noteholder, any Certificateholder or any other Person for any action taken or for refraining from taking any action pursuant to this Agreement, whether arising from express or implied duties under this Agreement or any other Transaction Document, or for errors in judgment; provided that, notwithstanding anything to the contrary contained herein, neither the Servicer nor any of its directors, officers, employees or agents shall be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of the Servicer’s duties or by reason of its reckless disregard of its obligations and duties hereunder; provided, however, that the Servicer will not indemnify any party for any costs, expenses, losses, claims, damages or liabilities arising from its breach of any covenant for which the purchase of the affected Loans is specified as the sole remedy hereunder. The Servicer is not required to indemnify any Person for any costs, expenses, losses, claims, damages or liabilities arising from its breach of any covenant for which the purchase of the affected Loans is specified as the sole remedy hereunder.

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Section 5.15.         Determination of Reserve Account Required Balance. The Servicer shall deposit funds into and withdraw funds from the Reserve Account in accordance with Sections 7.02 and 7.05. The Servicer shall maintain a complete and accurate record of the amount of funds on deposit in the Reserve Account. Prior to each Payment Date, the Servicer shall determine the Reserve Account Required Balance applicable to such Payment Date.

Section 5.16.         Rights of and Limitation of Liability of Backup Servicer. The Backup Servicer and any stockholder, partner, member, manager, director, officer, employee or agent of the Backup Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities or persons respecting any matters arising hereunder. In the performance of its duties hereunder, the Backup Servicer is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer. The Backup Servicer shall have no liability for any errors in the content of such Tape, and, except as specifically provided herein, shall not be required to verify, recompute, reconcile or recalculate any such information or data. Without limiting the generality of any terms of the foregoing, the Backup Servicer shall have no liability for any failure, inability or unwillingness on the part of the Servicer to provide accurate and complete information on a timely basis to the Backup Servicer, or otherwise on the part of any such party to comply with the terms of this Agreement, or other Transaction Document, and shall have no liability for any inaccuracy or error in the performance or observance on the Backup Servicer’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof. The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer, the Trust Depositor or Seller and shall have no liability for any action taken or omitted by the Servicer (including any successor to the Servicer other than U.S. Bank) or the Trust Depositor or Seller. The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the gross negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement. If any party is prevented from fulfilling its obligations hereunder as a result of government actions, regulations, fires, strikes, accidents, acts of God or other causes beyond the control of either party, all parties’ obligations shall be suspended for a reasonable time during which such conditions exist. In no event will the Backup Servicer (in its capacity as such or as Successor Servicer) be liable for indirect, special, consequential or incidental damages.

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ARTICLE 6.

COVENANTS OF THE TRUST DEPOSITOR

Section 6.01.         Legal Existence.

During the term of this Agreement, the Trust Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate for the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Trust Depositor and its Affiliates will be conducted on an arm’s-length basis.

Section 6.02.         [Reserved].

Section 6.03.         Security Interests.

The Trust Depositor will not sell, pledge, assign or transfer to any Person other than the Issuer, or grant, create, incur, assume or suffer to exist any Lien on any Loan in the Collateral or its interest in any Related Property, other than the Lien granted to the Issuer, whether now existing or hereafter transferred to the Issuer, or as otherwise expressly contemplated by this Agreement. The Trust Depositor will promptly notify the Owner Trustee and the Trustee upon obtaining knowledge of the existence of any Lien on any Loan in the Collateral or its interest in any Related Property; and the Trust Depositor shall defend the right, title and interest of the Issuer in, to and under the Loans in the Collateral and the Issuer’s interest in any Related Property, against all claims of third parties; provided that nothing in this Section 6.03 shall prevent or be deemed to prohibit the Trust Depositor from suffering to exist Permitted Liens upon any of the Loans in the Collateral or its interest in any Related Property.

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Section 6.04.         Delivery of Collections.

The Trust Depositor agrees to pay to the Servicer promptly (but in no event later than two Business Days after receipt) all Collections received by the Trust Depositor in respect of the Loans and Related Property, for application in accordance with this Agreement.

Section 6.05.         Regulatory Filings.

The Trust Depositor shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Issuer as may be necessary or that the Trust Depositor deems advisable to comply with any federal or state securities or reporting requirements laws.

Section 6.06.         Compliance with Law.

The Trust Depositor hereby agrees to comply in all material respects with all Applicable Law applicable to the Trust Depositor except where the failure to do so would not reasonably be expected to have a material adverse effect on the Issuer.

Section 6.07.         Activities; Transfers of Notes or Certificates by Trust Depositor.

Except as contemplated by the Trust Depositor LLC Agreement, this Agreement or the other Transaction Documents, the Trust Depositor shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not directly related to the transactions contemplated and authorized by this Agreement or the other Transaction Documents. Notwithstanding anything to the contrary contained herein, the Trust Depositor may assign, transfer, convey or finance all or any portion of any Notes or Certificates owned by it.

Section 6.08.         Indebtedness.

The Trust Depositor shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (a) obligations incurred under this Agreement or the other Transaction Documents or to the Seller and (b) liabilities incident to the maintenance of its limited liability company existence in good standing.

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Section 6.09.         Guarantees.

The Trust Depositor shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

Section 6.10.         Investments.

Except as contemplated by the Trust Depositor LLC Agreement, the Trust Depositor shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for transfers of Loan Assets to the Issuer as contemplated by the Transaction Documents. Without limiting the generality of the foregoing or restricting the ability of the Trust Depositor to make capital contributions to the Issuer, the Trust Depositor shall not (i) provide credit to any other Securityholder for the purpose of enabling such Securityholder to purchase any Securities or (ii) lend any money to the Issuer.

Section 6.11.         Merger; Sales.

The Trust Depositor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or acquire or be acquired by any Person, or (other in connection with the transfer of assets to a special purpose subsidiary in connection with a financing transaction) convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except that the Trust Depositor shall sell Loan Assets to the Issuer as contemplated by this Agreement.

Section 6.12.         Distributions.

The Trust Depositor shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Trust Depositor or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its members’ interests now or hereafter outstanding, except that, so long as no Event of Default has occurred and is continuing and no Event of Default would occur as a result thereof or after giving effect thereto and the Trust Depositor would continue to be Solvent as a result thereof and after giving effect thereto, the Trust Depositor may declare and pay distributions to its members.

Section 6.13.         Other Agreements.

Except as provided in the Trust Depositor LLC Agreement, this Agreement or the other Transaction Documents, the Trust Depositor shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement and the other Transaction Documents to which it is a party; nor shall it amend or modify the provisions of its organizational documents which relate to its bankruptcy remote nature or separateness covenants as required in connection with the true sale and substantive nonconsolidation opinions delivered on the Closing Date, or issue any power of attorney except to the Owner Trustee, the Trustee or the Servicer in accordance with the Transaction Documents.

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Section 6.14.         Separate Legal Existence.

The Trust Depositor shall (a) maintain compliance with the covenants set forth in Section 9(j) of the Trust Depositor LLC Agreement, and (b) to the extent in addition to the covenants referred to in clause (a) of this Section 6.14, take or refrain from taking, as applicable, each of the activities specified in the “substantive consolidation” opinion of Dechert LLP, on the Closing Date, upon which the conclusions expressed therein are based.

Section 6.15.         Location; Records.

The Trust Depositor shall (a) not move its location outside the Commonwealth of Virginia or its jurisdiction of formation outside of the State of Delaware without 30 days’ prior written notice to the Owner Trustee and the Trustee and (b) will promptly take all actions (if any) required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue the first priority perfected security interest of the Trustee in all Collateral.

Section 6.16.         Liability of Trust Depositor.

The Trust Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Trust Depositor under this Agreement.

Section 6.17.         Bankruptcy Limitations.

The Trust Depositor shall not, without the prior unanimous written consent of its member and all of the Independent managers of the Trust Depositor (a) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the limited liability company or a substantial part of its property, (e) make a general assignment for the benefit of creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any limited liability company action in furtherance of the actions set forth in clauses (a) through (f) above; provided that no Independent manager may be required by any member of the Trust Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Trust Depositor so long as it is Solvent.

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Section 6.18.         Limitation on Liability of Trust Depositor and Others.

The Trust Depositor and any director, officer, employee or agent of the Trust Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by the appropriate Person respecting any matters arising hereunder. The Trust Depositor and any director, officer, employee or agent of the Trust Depositor shall be reimbursed by the Trustee for any liability or expense incurred by reason of the Trustee’s willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of its duties hereunder, or by reason of the Trustee’s material breach of the obligations and duties under this Agreement or the Transaction Documents. The Trust Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 6.19.         Payments from Obligors.

The Trust Depositor agrees not to make, or consent to, any change in the direction of, or instructions with respect to, any payments to be made by an Obligor in any manner that would diminish, impair, delay or otherwise adversely affect the timing or receipt of such payments into the Lockbox Account or otherwise without (a) the prior written consent of the Trustee and the consent of the Majority Noteholders and (b) delivery of prior written notice of such change to the Rating Agency.

ARTICLE 7.

ESTABLISHMENT OF ACCOUNTS;
DISTRIBUTIONS;

Section 7.01.        Distribution Account; Lockbox Account and Other Accounts.

(a)          Distribution Account and Lockbox Account. On or before the Closing Date, the Securities Intermediary shall establish and maintain the Distribution Account as a non-interest bearing trust account in the name of the Securities Intermediary, for the benefit of the Securityholders. On or before the Closing Date, the Issuer shall establish the Lockbox Account as a non-interest bearing, segregated account with U.S. Bank National Association (the “Lockbox Bank”) and in the name of the Securities Intermediary for the benefit of the Securityholders. The Servicer is, and so long as such accounts are maintained with the Securities Intermediary and the Lockbox Bank, the Securities Intermediary and the Lockbox Bank are, hereby required to ensure that each of the Distribution Account and the Lockbox Account is established and maintained as an Eligible Deposit Account with a Qualified Institution. The Servicer will monitor the Lockbox Account on a daily basis and review the previous day’s Lockbox Account activity. If any institution with which any of the accounts established pursuant to this Section 7.01(a) and pursuant to Section 7.03 ceases to be a Qualified Institution, the Servicer, or if the Servicer fails to do so, the Securities Intermediary or the Lockbox Bank (as the case may be) shall within ten (10) Business Days of actual knowledge of such failure by a Responsible Officer establish a replacement account at a Qualified Institution after notice of such event. In no event shall the Securities Intermediary or the Lockbox Bank, as appropriate, be responsible for monitoring whether such institution shall remain a Qualified Institution. Each Qualified Institution maintaining an Eligible Deposit Account shall agree in writing to comply with all instructions originated by the Securities Intermediary or Lockbox Bank, as applicable.

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(b)          [Reserved].

(c)          [Reserved].

(d)          [Reserved].

(e)          Other Accounts. Amounts representing payments sent by Obligors with respect to Loans pledged to the Trustee as well as with respect to Loans not pledged to the Trustee may be deposited into accounts other than the Lockbox Account. Within two (2) Business Days of receipt by the Seller or the Issuer of any amounts representing payments sent by Obligors with respect to Loans pledged to the Trustee, the Servicer, as agent for the Issuer, and the Seller will cause the amounts so received belonging to the Issuer to be deposited into the Lockbox Account, and thereupon credited to the Collection Account. The Servicer may direct the Lockbox Bank to return to the payee (or as otherwise direted in writing by the Servicer) any amounts incorrectly deposited into the Lockbox Account.

Section 7.02.        Reserve Account.

(a)          The Securities Intermediary shall establish and maintain the Reserve Account in the name of the Securities Intermediary for the benefit of the Securityholders. The Reserve Account shall be held in one Eligible Deposit Account with a Qualified Institution in the form of an interest-bearing trust account wherein the moneys therein are invested in Permitted Investments at the written direction of the Servicer. Funds upon deposit in the Reserve Account shall remain uninvested if no such direction is received. The Servicer will monitor the Reserve Account in accordance with its customary policies and procedures.

(b)          Deposits to the Reserve Account shall be made in accordance with Section 7.05(b).

(c)          Subject to Sections 7.02(d) and (e) below, if on any Payment Date, Interest Collections, Principal Collections and any other amounts on deposit in the Collection Account (without giving effect to any deposit from the Reserve Account) would be insufficient to pay any portion of the Required Payments on such Payment Date, the Servicer shall direct the Securities Intermediary to withdraw from the Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the Reserve Account and deposit such amount in the Distribution Account on the Business Day immediately preceding such Payment Date.

(d)          Upon the occurrence of an Event of Default, the Servicer shall direct the Securities Intermediary to withdraw all amounts on deposit in the Reserve Account and deposit such amounts to the Distribution Account for distribution in accordance with Section 7.05(c).

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(e)          On the earlier to occur of the Legal Final Payment Date and the Payment Date on which the Outstanding Principal Balance of the Notes is reduced to zero, the Servicer shall direct the Securities Intermediary to withdraw all amounts on deposit in the Reserve Account and deposit such amounts to the Distribution Account.

(f)          Unless an Event of Default shall have occurred and is continuing, on any Payment Date, if amounts on deposit in the Reserve Account are greater than the Reserve Account Required Balance (after giving effect to all other distributions and disbursements on such Payment Date), the Servicer shall direct the Securities Intermediary to withdraw funds in excess of the Reserve Account Required Balance from the Reserve Account and disburse such amounts to the Certificateholder.

Section 7.03.        Collection Account.

(a)          The Securities Intermediary shall establish and maintain the Collection Account in the name of the Securities Intermediary for the benefit of the Securityholders. The Collection Account shall be held in one or more Eligible Deposit Accounts with a Qualified Institution in the form of interest-bearing trust accounts wherein the moneys therein are invested in Permitted Investments at the written direction of the Servicer. The Servicer will monitor the Collection Account in accordance with its customary policies and procedures.

(b)          The Servicer shall deposit or cause to be deposited into the Collection Account within two (2) Business Days of the deposit thereof into the Lockbox Account all Collections so deposited into the Lockbox Account. The Servicer will retain in the Collection Account, subject to withdrawal as permitted by this Section 7.03, the following amounts received by the Servicer, without duplication:

(i)          all Collections accruing and received on or after the Cutoff Date or Substitute Loan Cutoff Date, as applicable;

(ii)         any other proceeds from any other Related Property securing the Loans (other than amounts released to the Obligor, other creditors or any other Person in accordance with Applicable Law, the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard) and any disbursements, payments or proceeds from any other Collateral;

(iii)        any amounts paid in connection with the purchase or repurchase of any Loan;

(iv)        any amount required to be deposited in the Collection Account pursuant to Section 5.10 or this Section 7.03; and

(v)         the amount of any gains and interest earned in connection with investments in Permitted Investments.

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(c)          The Servicer shall have no obligation to deposit into the Collection Account any Excluded Amounts.

(d)          Not later than the close of business on each Reference Date immediately preceding a Payment Date, the Servicer will remit to the Collection Account any Scheduled Payment Advance that the Servicer determines to make at its option. The application of Scheduled Payment Advances will not prevent a Loan from being or becoming a Defaulted Loan.

(e)          Notwithstanding Section 7.03(b), if (i) the Servicer makes a deposit into the Lockbox Account in respect of a Collection of a Loan in the Collateral and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Lockbox Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(f)          The foregoing requirements for deposit in the Collection Account and the Lockbox Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments with respect to Liquidation Expenses and Excluded Amounts may not be deposited by the Servicer in the Collection Account.

(g)          Prior to the occurrence of a Servicer Default or an Event of Default and acceleration of the Notes, to the extent there are uninvested available amounts deposited in the Collection Account, all such amounts shall be invested by the Securities Intermediary in Permitted Investments selected by the Servicer in written instructions (which may be in the form of standing instructions) delivered to the Qualified Institution holding such Transaction Account, that mature no later than the Business Day immediately preceding the next Payment Date. If the Servicer does not provide the Securities Intermediary with such written instructions, such amounts shall remain uninvested. From and after the occurrence of a Servicer Default or an Event of Default and acceleration of the Notes, to the extent there are uninvested amounts in the Collection Account (net of losses and investment expenses), all amounts may be invested in Permitted Investments described in clause (ii) of the definition thereof which shall be the U.S. Bank Money Market Deposit Account (internal CUSIP 99AMMF05B2). Funds in the Distribution Account must be insured to the extent and the amount permitted by law by the FDIC. Subject to the restrictions herein, the Servicer or Trustee may purchase a Permitted Investment from itself or an Affiliate with respect to investment of funds in the Transaction Accounts. Any investment earnings (net of losses and investment expenses) on funds held in the Collection Account shall be treated as Interest Collections and shall be deposited therein pursuant to this Section 7.03 and distributed on the next Payment Date pursuant to Section 7.05. All investment earnings (net of losses and investment expenses) on investments of funds in the Transaction Accounts shall be deposited in the Collection Account pursuant to Section 7.03 and distributed on the next Payment Date pursuant to Section 7.05. The Trust Depositor and the Issuer agree and acknowledge that the Servicer and Trustee are to have “control” (within the meaning of the UCC) of collateral composed of “Investment Property” (within the meaning of the UCC) for all purposes of this Agreement.

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(h)          The Servicer may (and, for the purposes of clause (i) below, shall), at any time upon one (1) Business Day’s notice to the Trustee or, if different, the depository institution then holding the Collection Account, make withdrawals from the Collection Account for the following purposes:

(i)          to remit to the Trustee on the Business Day immediately preceding any Payment Date, for deposit in the Distribution Account, Collections received during the immediately preceding Collection Period (other than any Transfer Deposit Amounts still available to invest in Substitute Loans pursuant to Section 11.01) and all amounts deposited into the Collection Account from the Reserve Account pursuant to Section 7.02;

(ii)         [Reserved];

(iii)        to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

(iv)        [Reserved];

(v)         to make investments in Permitted Investments;

(vi)        to withdraw any funds deposited in the Collection Account that were not required or permitted to be deposited therein or were deposited therein in error;

(vii)       [Reserved];

(viii)      to acquire Substitute Loans as contemplated by Section 2.04(a) to the extent funds have been deposited by the Seller for such purpose pursuant to Section 11.01);

(ix)         to clear and terminate the Collection Account upon the termination of this Agreement.

(i)          To the extent the same constitute Permitted Investments, the Trustee is authorized to deposit uninvested funds in non-interest bearing, unsecured demand deposit accounts at affiliated banks, purchase and sell investment securities through or from affiliated banks and broker-dealers, and invest funds in registered investment companies that receive investment management and custodial services from the Trustee or its affiliates.

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Section 7.04.        Securityholder Distributions.

(a)          Each Securityholder as of the related Record Date shall be paid on the next succeeding Payment Date by check mailed to such Securityholder at the address for such Securityholder appearing on the Note Register or Certificate Register or by wire transfer to the account directed by such Securityholder if such Securityholder provides written instructions to the Trustee or Owner Trustee, respectively, at least ten (10) days prior to such Payment Date, which instructions may be in the form of a standing order.

(b)          The Trustee shall serve as the paying agent hereunder and shall make the payments to the Securityholders required hereunder. The Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Securityholders.

Section 7.05.         Allocations and Distributions.

(a)          Allocations of Interest Collections. On the Business Day immediately preceding each Payment Date, the Trustee, upon written instructions from the Servicer, will transfer all Interest Collections on deposit in the Collection Account to the Distribution Account. Such amounts will remain uninvested while deposited in the Distribution Account. On each Payment Date (other than a Payment Date following an Event of Default and acceleration of the Notes), the Trustee, based solely on the Monthly Report, will distribute Interest Collections on deposit in the Distribution Account to the following parties in the order of priority set forth below. With respect to the Notes then Outstanding, payments shall be made pro rata to the Holders of Notes based on their respective Percentage Interests.

1.          pro rata, based on the amounts owed to the Trustee, the Owner Trustee, the Custodian, the Backup Servicer, and the Lockbox Bank under this clause 1, to the payment of (i) Administrative Expenses, subject to the limitations set forth in the definition thereof and (ii) indemnities then due to any such Persons; provided that the cumulative amount of Administrative Expenses and indemnities paid under this clause 1 in any rolling twelve month period shall not exceed $500,000 as of the first day of the related Collection Period;

2.          pro rata, based on the amounts owed to such Persons under this clause 2, (i) to the Servicer or any Successor Servicer, to the extent not previously reimbursed, the sum of (w) Scheduled Payment Advances on such Loans, together with accrued interest thereon, (x) Servicing Advances on such Loans, together with accrued interest thereon, (y) accrued and unpaid Servicing Fees and (z) any mistaken deposits or other related amounts due on Loans that the Servicer is entitled to retain; (ii) to the Seller, any amounts that were transferred from the Lockbox Account to the Collection Account (and the Distribution Account) that are not related to interest, principal or extension fees due on the Loans; (iii) to the Backup Servicer, the Successor Servicer Engagement Fee; and (iv) to the Trustee, the Backup Servicer or any Successor Servicer, Servicing Transfer Costs;

3.          to the Noteholders, the Interest Amount for the related Interest Period, if any;

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4.          to the payment of the amounts referred to in clauses 2 and 3 of Section 7.05(b) (in the priority stated therein), but only to the extent not paid in full thereunder and subject to the limitations set forth therein;

5.          pro rata, based on the amounts owed to such Persons under this clause 5, to the payment of (i) Administrative Expenses and indemnities, to the extent not previously paid or in excess of the related cap or annual limitation, (ii) amounts owed to the Trustee, the Custodian, the Backup Servicer and the Owner Trustee for fees, expenses, indemnities and other amounts, and (iii) to the Trustee and a Successor Servicer, any Servicing Transfer Costs; and

6.          any remaining amounts to the Certificateholder.

To the extent that any fees of the Owner Trustee or the Trustee (in all capacities hereunder) are not paid on a Payment Date due to insufficiency of funds, such unpaid fees shall be paid on the next Payment Date on which funds are available to pay such fees in accordance with the priority of payments set forth above in this Section 7.05(a).

(b)          Allocations of Principal Collections and Reserve Available Funds. On the Business Day immediately preceding each Payment Date, the Trustee, upon written instructions from the Servicer, will transfer all (i) Principal Collections on deposit in the Collection Account and (ii) all amounts, if any, required to be transferred pursuant to Section 7.02 to the Distribution Account. Such amounts will remain uninvested while deposited in the Distribution Account. On each Payment Date (other than a Payment Date following an Event of Default and acceleration of the Notes), the Trustee, based solely on the Monthly Report, will distribute the Principal Collections and any Reserve Available Funds on deposit in the Distribution Account to the following parties in the order of priority set forth below. With respect to the Notes then Outstanding, payments shall be made pro rata to the Holders of Notes based on their respective Percentage Interests.

1.          to the payment of the amounts referred to in clauses 1 through 3 of Section 7.05(a) (in the priority stated therein), but only to the extent not paid in full thereunder and subject to the limitations set forth therein;

2.          to the Noteholders, (A) for so long as no Rapid Amortization Event has occurred, an amount equal to the excess, if any, of the Outstanding Principal Balance of the Notes over the Borrowing Base in payment of principal on the Notes and (B) following the occurrence of a Rapid Amortization Event, all remaining amounts in payment of principal on the Notes until the Outstanding Principal Balance of the Notes is reduced to zero;

3.          to the Noteholders, all remaining amounts in payment of the Outstanding Principal Balance of the Notes on the Legal Final Payment Date;

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4.          if the amount on deposit in the Reserve Account is less than the Reserve Account Required Balance, to the Reserve Account, fifty percent (50%) of any remaining amounts until amounts on deposit in the Reserve Account shall equal the Reserve Account Required Balance;

5.          to the payment of the amounts referred to in clause 5 of Section 7.05(a), but only to the extent not paid in full thereunder and subject to the limitations set forth therein; and

6.          any remaining amounts to the Certificateholder.

To the extent that any fees of the Owner Trustee or the Trustee are not paid on a Payment Date due to insufficiency of funds, such unpaid fees shall be paid on the next Payment Date on which funds are available to pay such fees in accordance with the priority of payments set forth above in this Section 7.05(b).

(c)          Default Allocations. On each Payment Date (or such other date as selected by the Trustee pursuant to the Indenture) (i) following the occurrence of an Event of Default (other than an Event of Default described in Section 5.01(iii) or (iv) of the Indenture), (ii) following an acceleration of the Notes pursuant to Section 5.02 of the Indenture that has not been rescinded and annulled in accordance with the terms of the Indenture, or (iii) following the institution of Proceedings for the foreclosure of the Indenture and the liquidation of the Collateral pursuant to Section 5.04(a)(ii) of the Indenture, the Trustee will transfer all Collections on deposit in the Collection Account, including Proceeds from the liquidation of the Collateral, to the Distribution Account. On each Payment Date (or such other date as selected by the Trustee pursuant to the Indenture), the Trustee will distribute such amounts together with Available Funds and all other funds available for distributions on the Notes, to the extent there are sufficient funds, to the following parties in the order of priority set forth below. With respect to the Notes then Outstanding, payments shall be made pro rata to the Holders of Notes based on their respective Percentage Interests.

1.          pro rata, to the Trustee, the Owner Trustee, the Servicer, the Backup Servicer, any Successor Servicer, the Custodian and the Lockbox Bank, certain amounts due and owing to such entities, pursuant to the priorities in clauses 1 and 2 of Section 7.05(a), and without regard to the cap set forth in clauses 1 and 2 of Section 7.05(a);

2.          to the Noteholders, any unpaid Interest Amounts;

3.          to the Noteholders, in payment of principal on the Notes until the Outstanding Principal Balance of the Notes is reduced to zero; and

4.          any remaining amounts to the Certificateholder.

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ARTICLE 8.

SERVICER DEFAULT; SERVICER TRANSFER

Section 8.01.         Servicer Default.

“Servicer Default” means the occurrence of any of the following:

(a)          any failure by the Servicer to remit or cause to be remitted when due any payment, transfer or deposit required to be remitted by the Servicer to the Trustee under the terms of this Agreement or the other Transaction Documents and such failure continues unremedied for a period of two (2) Business Days, it being understood that the Servicer shall not be responsible for the failure of either the Issuer or the Trustee to remit funds that were received by the Issuer or the Trustee from or on behalf of the Servicer in accordance with this Agreement or the other Transaction Documents; or

(b)          failure by the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents, which failure materially and adversely affects the rights of the Issuer or the Noteholders and continues unremedied for a period of 60 days (if such failure or breach can be cured) after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of the Servicer by the Trustee or to a Responsible Officer of the Servicer and the Trustee by any Noteholder or the Certificateholder or (ii) the date the Servicer shall assign any of its duties hereunder other than as expressly permitted hereby; or

(c)          any representation or warranty of the Servicer in this Agreement or any other Transaction Document or in any certificate delivered under this Agreement or any other Transaction Document (other than any representation or warranty relating to a Loan that has been purchased by the Servicer) shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders and which continues unremedied for 30 days after discovery thereof by a Responsible Officer of the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been delivered to the Servicer by the Trustee; or

(d)          a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any Insolvency Proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 consecutive days; or

(e)          the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any Insolvency Proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer’s property; or

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(f)          the Servicer shall cease to be eligible to continue as Servicer under this Agreement pursuant to Section 5.12(a); or

(g)          the Servicer shall file a petition to take advantage of any applicable Insolvency Laws, make an assignment for the benefit of its creditors or generally fail to pay its debts as they become due.

Notwithstanding the foregoing, a delay in or failure of performance referred to under Section 8.01(a) above for a period of five Business Days or referred to under Section 8.01(b) above for a period of 60 days (in addition to the 60-day period provided therein) shall not constitute a Servicer Default until the expiration of such additional five (5) Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other events beyond the Servicer’s control.

Section 8.02.        Servicer Transfer.

(a)          If a Servicer Default has occurred and is continuing, the Trustee or the Issuer may terminate all of the rights and obligations of the Servicer hereunder by notice to the Servicer (a “Termination Notice”), whereupon the Backup Servicer will succeed to all of the Servicer’s management, administrative, servicing, custodial and collection functions as Servicer hereunder within thirty (30) days of receiving a Termination Notice.

(b)          If the Backup Servicer is unable to assume the role of the Servicer after a Termination Notice is delivered pursuant to Section 8.02(a), the Trustee (i) will provide the Trust Depositor with written notice of such circumstances (and the Trust Depositor shall promptly forward a copy of such notice to the Rating Agency) and (ii) may appoint a Successor Servicer with assets of at least $50,000,000 and whose regular business includes the servicing of assets similar to the Loan Assets. Such proposed Successor Servicer shall become the Successor Servicer once it assumes the Servicer’s responsibilities and obligations in accordance with Section 8.03. If such proposed Successor Servicer is unable to assume the responsibilities and obligations of the Servicer, the Trustee shall propose an alternative established servicing institution to serve as the Successor Servicer. Such other proposed Successor Servicer shall become the Successor Servicer once it assumes the Servicer’s responsibilities and obligations in accordance with this Agreement. If no Successor Servicer has been appointed and approved following the above procedures within 120 days of the delivery of a Termination Notice or notice of resignation by the Servicer, then any of the Issuer, Trustee, removed or resigning Servicer or any Securityholder may petition any court of competent jurisdiction for the appointment of a Successor Servicer, which appointment will not require the consent of, nor be subject to the approval of the Issuer, the Trustee or any Securityholder.

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(c)          On the date that a Successor Servicer (including for the avoidance of doubt the Backup Servicer acting as such) shall have been appointed and accepted such appointment pursuant to Section 8.03 (such appointment being herein called a “Servicer Transfer”), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise, shall pass to and be vested in such Successor Servicer pursuant to and under this Section 8.02; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account and the Reserve Account, or thereafter received with respect to the Loans and Related Property. The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Loans and Related Property in such electronic form as the Successor Servicer may reasonably request and (ii) any Loan Files in the Servicer’s possession. In addition, the Servicer shall permit access to its premises (including all computer records and programs) to the Successor Servicer or its designee, and shall pay the reasonable transition expenses of the Successor Servicer. Upon a Servicer Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee thereafter payable for performing the obligations of the Servicer and any additional amounts payable to the Servicer hereunder. Any indemnities provided in this Agreement or the other Transaction Documents in favor of the Servicer, any Servicing Fee (together with accrued interest thereon), any other fees, costs and expenses and any Scheduled Payment Advances, Servicing Advances and Nonrecoverable Advances (in each case together with accrued interest due the Servicer thereon), in any case, that have accrued and/or are due and unpaid or unreimbursed to the Servicer shall survive the termination of the Servicer and its replacement with a Successor Servicer and the Servicer being replaced shall remain entitled thereto until paid hereunder out of the Collection Account or the Distribution Account in accordance with the Priority of Payments.

Section 8.03.        Acceptance by Successor Servicer; Reconveyance; Successor Servicer to Act.

(a)          Subject to Section 8.04, no appointment of any Person (other than the Backup Servicer) as successor to the Servicer hereunder (the “Successor Servicer”) shall be effective until the Successor Servicer shall have executed and delivered to the Issuer and the Trustee a written acceptance of such appointment and of the duties of Servicer hereunder, subject to Section 8.03(d). The Servicer shall continue to perform all servicing functions under this Agreement until the date the Successor Servicer shall have so executed and delivered such written acceptance.

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(b)          As compensation, a Successor Servicer (including for the avoidance of doubt, the Backup Servicer acting as such) so appointed shall be entitled to receive the Servicing Fee, together with any other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Transaction Documents that thereafter are payable under this Agreement, including, without limitation, all reasonable costs (including reasonable attorneys’ fees) incurred in connection with transferring the servicing obligations under this Agreement and amending this Agreement (if necessary) to reflect such transfer. If the Backup Servicer shall assume the role of Successor Servicer, it shall receive a Servicing Fee equal to the Servicing Fee effective immediately preceding the delivery of the related Termination Notice. In the event that the Backup Servicer is unable or unwilling to assume the role of Successor Servicer and no prospective Successor Servicer is willing to undertake the Servicer’s responsibilities under this Agreement for a Servicing Fee less than or equal to the Servicing Fee effective immediately preceding the delivery of the related Termination Notice, the Trustee may, acting at the direction of the Majority Noteholders, solely for purposes of establishing the fee to be paid to a Successor Servicer after a Termination Notice, solicit written bids (such bids to include a proposed servicer fee and servicing transfer costs) from not less than three entities experienced in the servicing of asset-backed securities secured by commercial loans similar to the Loans that are not Affiliates of the Servicer, the Borrower or the Backup Servicer and are reasonably acceptable to the Majority Noteholders. Any such written solicitation shall prominently indicate that bids should specify any applicable subservicing fees required to be paid from the Servicing Fee. The Successor Servicer shall act as Servicer hereunder and shall, subject to the availability of sufficient funds in the Distribution Account pursuant to Section 7.05 (up to the Servicing Fee), receive as compensation therefor a fee equal to the fee proposed in the bid so solicited which provides for the lowest combinations of servicing fee and transition costs, as reasonably determined by the Trustee, acting at the direction of the Majority Noteholders, and may revise the Servicing Fee Rate used to calculate the Servicing Fee.

(c)          None of the Trustee, the Backup Servicer, nor any Successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. To the extent that the Trustee or the Backup Servicer incurs any extraordinary expenses in connection with a servicing transfer, it shall be entitled to reimbursement therefor as an Administrative Expense pursuant to the Priority of Payments.

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(d)          On or after a Servicer Transfer, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein with respect to servicing of the Collateral and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicer Transfer; provided that (i) the Successor Servicer will not assume any obligations of the Servicer described in Section 8.02(c), (ii) the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Servicer Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any other Transaction Document, (iii) the Successor Servicer shall have no obligation to pay any taxes required to be paid by the Servicer (provided, that the Successor Servicer shall pay any income taxes for which it is liable), (iv) the Successor Servicer shall have no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, (v) the Successor Servicer shall have no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the initial Servicer, and (vi) the Successor Servicer shall have no obligation to perform any repurchase or advancing obligations of the Servicer. Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein, including any Servicing Transfer Costs. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The terminated Servicer shall remain entitled to payment and reimbursement of the amounts set forth in the last sentence of Section 8.02(b) notwithstanding its termination hereunder, to the same extent as if it had continued to service the Loans hereunder. Backup Servicer, as Backup Servicer or Successor Servicer, is not required to expend or risk its own funds.

(e)          Notwithstanding anything contained in this Agreement or the Indenture to the contrary, in the event that U.S. Bank becomes Successor Servicer pursuant to this Agreement, U.S. Bank shall not responsible for the accounting, records (including computer records) and work of Horizon Technology Finance Corporation or any other predecessor Servicer relating to the Loans (collectively, the “Predecessor Servicer Work Product”). If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exists in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to U.S. Bank making or continuing any Errors (collectively, “Continued Errors”), U.S. Bank shall have no liability for such Continued Errors; provided, however, that U.S. Bank agrees to use commercially reasonable efforts to prevent Continued Errors. In the event that U.S. Bank becomes aware of Errors or Continued Errors, U.S. Bank shall, with the prior consent of the Trustee, use commercially reasonable efforts to reconstruct and reconcile such data to correct such Errors and Continued Errors and to prevent future Continued Errors. U.S. Bank shall be entitled to recover its costs thereby expended in accordance with the Priority of Payments.

(f)          The Successor Servicer is authorized to accept and rely on all accounting records (including computer records) and work product of the prior Servicer hereunder relating to the Collateral without any audit or other examination.

Section 8.04.        Notification to Securityholders.

(a)          Promptly following the occurrence of any Servicer Default, the Servicer shall give written notice thereof to the Trustee, the Backup Servicer, the Owner Trustee, the Trust Depositor and the Rating Agency at the addresses described in Section 13.04 hereof and the Trustee shall promptly forward such notice to the Noteholders and Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

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(b)          Within ten (10) days following receipt of a Termination Notice or notice of appointment of a Successor Servicer pursuant to this Article VIII, the Trustee shall give written notice thereof to the Trust Depositor (and the Trust Depositor shall promptly forward a copy of such notice to the Rating Agency) at the addresses described in Section 13.04 hereof and to the Noteholders and Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

Section 8.05.        Effect of Transfer.

(a)          After a Servicer Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Loans as Servicer hereunder and, subject to Section 8.03(d), the Successor Servicer appointed pursuant to Section 8.03 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as Collections upon or otherwise in connection with the Collateral.

(b)          A Servicer Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the obligations and indemnities of the Servicer) other than those relating to the management, administration, servicing, custody or collection of the Loans.

Section 8.06.         Database File.

Upon reasonable request by the Trustee, the Servicer will provide the Successor Servicer with a magnetic tape or Microsoft Excel or similar spreadsheet file containing the database file for each Loan on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Servicer Default.

Section 8.07.         Waiver of Defaults.

The Majority Noteholders may, on behalf of all the Securityholders, waive any default by the Servicer of its obligations hereunder and all consequences of such default, except a default in making any required deposits to the Collection Account or the Distribution Account. No such waiver or cure shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

ARTICLE 9.

REPORTS

Section 9.01.        Monthly Reports.

(a)          With respect to each Payment Date and the related Collection Period, the Servicer shall prepare a statement (a “Monthly Report”) containing the information set forth in Exhibit H-2 hereto with respect to the preceding Collection Period and will deliver a copy of such Monthly Report to the Trustee and Backup Servicer no later than the related Reference Date.

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(b)         [Reserved].

(c)          On or before each Payment Date, the Trustee will provide or make available at its website at www.usbank.com/abs the Monthly Report received by it on the related Reference Date to the Issuer, the Servicer, the Backup Servicer, the Initial Purchaser, the Rating Agency and the Noteholders in accordance with Section 3.29 of the Indenture.

Section 9.02.        Quarterly Reports.

(a)          The Servicer shall prepare a quarterly statement (a “Quarterly Report”) containing the information set forth in Exhibit H-1 hereto with respect to the three (3) most recently preceding Collection Periods.

(b)         [Reserved].

(c)          On each Reference Date occurring in March, June, September and December, beginning on the Reference Date occurring in September 2013, the Servicer will provide to the Trustee and Backup Servicer a Quarterly Report relating to the calendar quarter immediately preceding the calendar quarter in which such Reference Date occurs. Not later than the Payment Date relating to such Reference Date, the Trustee will provide or make available at its website at www.usbank.com/abs such Quarterly Report to the Issuer, the Servicer, the Backup Servicer, the Initial Purchaser, the Rating Agency and the Noteholders in accordance with Section 3.29 of the Indenture.

Section 9.03.        Preparation of Reports; Officer’s Certificate.

(a)          The Servicer shall cooperate with the Trustee in connection with the delivery of the Monthly Reports and Quarterly Reports. Without limiting the generality of the foregoing and the obligation of the Servicer to deliver Monthly Reports and Quarterly Reports to the Trustee, the Servicer shall supply in a timely fashion any information as to any determinations required to be made by the Servicer hereunder or under the Indenture and such other information as is maintained by the Servicer that the Trustee may from time to time request with respect to the Collateral. Nothing herein shall obligate the Trustee to determine independently any characteristic of a Loan, including without limitation whether any item of Collateral is a Co-Lender Loan, any such determination being based exclusively upon notification the Trustee receives from the Servicer, and except as otherwise specifically set forth in any of the Transaction Documents, nothing in this Article IX shall obligate the Trustee to review or examine any underlying instrument or contract evidencing, governing or guaranteeing or securing any Loan in order to verify, confirm, audit or otherwise determine any characteristic thereof.

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(b)          In performing its duties hereunder to provide the Monthly Reports and Quarterly Reports, the Trustee shall in no event have any liability for the actions or omissions of the Servicer or any other Person, and shall have no liability for any inaccuracy or error in any Monthly Report or Quarterly Report it distributes pursuant to Sections 9.01 and 9.02, except to the extent that such inaccuracies or errors are caused by the Trustee’s own fraud, bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Trustee shall not be liable for failing to perform or delay in performance of its specified duties hereunder that results from or is caused by a failure or delay on the part of the Servicer or another Person in furnishing necessary, timely and accurate information to the Trustee or the Servicer or a review by the Independent Accountants of a Monthly Report or a Quarterly Report.

Section 9.04.        Other Data; Obligor Financial Information.

(a)          Not later than 4:00 p.m. (Eastern Time) on the Reference Date, the Servicer shall provide to the Trustee (in a format agreed to by the Trustee and the Servicer) and the Backup Servicer such information (the “Tape”) the Servicer relied upon to prepare the Monthly Report and Quarterly Report, as applicable, for such month. Each Tape shall include, but not be limited to, the information set forth in Exhibit H-2 (in the case of Monthly Reports) and Exhibit H-1 (in the case of Quarterly Reports). The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Trustee and the Backup Servicer) to (i) confirm that such tape, diskette or other electronic transmission is in readable form, and (ii) calculate and confirm (A) the aggregate amount distributable as principal on the related Payment Date to the Notes, (B) the aggregate amount distributable as interest on the related Payment Date to the Notes, (C) the outstanding principal amount of the Notes after giving effect to all distributions made pursuant to clause (A), above, and (D) the aggregate amount of principal and interest to be carried over on such Payment Date after giving effect to all distributions made pursuant to clauses (A) and (B), above, respectively. The Backup Servicer shall certify to the Trustee that it has verified the Monthly Report or the Quarterly Report in accordance with this Section and shall notify the Servicer and the Trustee of any discrepancies, in each case, on or before the fifth Business Day following the related Payment Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next succeeding Payment Date, but in the absence of reconciliation, the Monthly Report or the Quarterly Report shall control for the purpose of calculations and distributions with respect to the next succeeding Payment Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Monthly Report or Quarterly Report by the next succeeding Payment Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to perform agreed-upon procedures to the information within the Tape in connection with such Monthly Report or the Quarterly Report and, prior to the last day of the month after the month in which such Monthly Report or Quarterly Report was delivered, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Monthly Report for such next succeeding Payment Date following the last date of the Collection Period. In addition, upon the occurrence of a Servicer Default the Servicer shall deliver to the Backup Servicer or any successor Servicer its files within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Loans. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

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(b)          In addition, the Servicer shall, upon the request of the Trustee or any Rating Agency, furnish the Trustee, the Backup Servicer, the Issuer or Rating Agency, as the case may be, such underlying data in the possession of the Servicer used to generate a Monthly Report or Quarterly Report as may be reasonably requested. The initial Servicer will also forward to the Trustee and the Rating Agency (i) within 60 days after each calendar quarter (except the fourth calendar quarter), commencing with the quarter ending September 30, 2013, the unaudited quarterly financial statements of the Servicer and (ii) within 120 days after each fiscal year of the initial Servicer, commencing with the fiscal year ending December 31, 2013, the audited annual financial statements of the Servicer; provided that so long as the Servicer is required under the Securities Act to file its financial statements with the Securities and Exchange Commission, the foregoing requirement to provide such financial statements to the Trustee, the Issuer, the Backup Servicer, the Rating Agency and the Initial Purchaser shall not apply.

(c)          [Reserved].

(d)          [Reserved].

(e)          The Servicer will forward to the Rating Agency promptly upon request any additional financial information in the Servicer’s possession or reasonably obtainable by the Servicer as the Rating Agency shall reasonably request with respect to an Obligor as to which any Scheduled Payment is past due for at least ten (10) days.

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Section 9.05.         Annual Report of Accountants.

The initial Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates, to deliver to the Servicer and the Trustee, upon signature of an acknowledgment letter, on or before March 31st of each year, beginning on March 31, 2014, a report addressed to the Servicer and the Trustee indicating that the Independent Accountants have performed certain procedures as agreed by the Servicer and the Trustee. As a part of such review, the Independent Accountants will obtain the Monthly Report with respect to two (2) Collection Periods during the 12 months ended the immediately preceding December 31 and, for each such Monthly Report, the Independent Accountants will reconcile certain amounts in the Monthly Report to the Servicer’s computer, accounting and other reports. The Independent Accountants will include in such report any unreconciled amounts in such records that are not in agreement with the amounts in the Quarterly Reports. In the event the Independent Accountants require the Trustee to agree to the procedures performed by the Independent Accountants, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. On or about April 30th of each year, beginning on April 30, 2014, the Servicer will deliver to the Rating Agency an attestation that the foregoing review by the Independent Accountants has been completed without exceptions or, if exceptions have been identified in such review, the Servicer shall include a statement setting forth its proposed actions to correct such exceptions in a timely manner. Without limiting the generality of the foregoing, the Trustee shall have no responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of the Independent Accountants by the Servicer or the terms of any agreed upon procedures in respect of such engagement; provided, however that the Trustee shall be authorized, at direction of the Servicer, to execute any acknowledgement or other agreement with the Independent Accountants required for the Trustee to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include, among other things, (i) acknowledgement that the Servicer has agreed that the procedures to be performed by the Independent Accountants are sufficient for the purposes of this Section 9.05, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims against the Independent Accountants and acknowledgement of other limitations of liability in favor of the Independent Accountants, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent Accountants (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent Accountants that the Trustee reasonably determines adversely affects it. The Independent Accountants’ report shall also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. If the Backup Servicer becomes the Successor Servicer it shall be entitled to reimbursement (as Administrative Expenses) for its expenses incurred in connection with this Section 9.05.

Section 9.06.         Statements of Compliance from Servicer. The Servicer will deliver to the Trustee, the Backup Servicer and the Owner Trustee within 90 days of the end of each fiscal year commencing with the year ending December 31, 2013, an Officer’s Certificate stating that (a) the Servicer has fully complied in all material respects with certain provisions of the Agreement relating to servicing of the Loans and payments on the Notes, (b) a review of the activities of the Servicer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (c) to the best of such officer’s knowledge, based on such review, the Servicer has fully performed or caused to be performed in all material respects all its obligations under this Agreement for such year, or, if there has been a Servicer Default or default in any of its obligations which, with notice or passage of time, could become a Servicer Default, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such event.

Section 9.07.         [Reserved].

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Section 9.08.         Notices of Event of Default, Servicer Default or Rapid Amortization Event.

Promptly upon a Responsible Officer of the Servicer becoming aware thereof, the Servicer shall furnish to the Trustee, the Backup Servicer and the Rating Agencies notice of the occurrence of any Event of Default or Servicer Default or of any situation which the Servicer reasonably expects to develop into an Event of Default or Servicer Default. Promptly upon a Responsible Officer of the Servicer becoming aware thereof, the Servicer shall furnish to the Trustee, the Backup Servicer and the Rating Agencies notice of the occurrence of any Rapid Amortization Event.

Section 9.09.         Trustee’s Right to Examine Servicer Records, Audit Operations and Deliver Information to Noteholders.

The Trustee shall have the right upon reasonable prior notice, during normal business hours, in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations, no more often than once a year unless an Event of Default or Servicer Default shall have occurred and be continuing in which case as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. No amounts payable in respect of the foregoing shall be paid from the Loan Assets except that after an Event of Default, fees and expenses of the Trustee not paid by the Servicer shall be reimbursed to the Trustee as an Administrative Expense.

The Trustee shall have the right, in accordance with the Indenture, to deliver information provided by the Servicer to any Noteholder requesting the same; provided that the Servicer may request that any such Noteholder not a party hereto enter into a confidentiality agreement reasonably acceptable to the Servicer prior to permitting such Noteholder to view such information.

ARTICLE 10.

TERMINATION

Section 10.01.         Optional Redemption of Notes; Rights of Certificateholders Following Satisfaction and Discharge of Indenture.

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(a)          Optional Redemption.

(i)          If, as of the last day of any Collection Period, the Aggregate Outstanding Principal Balance shall be less than or equal to 10% of the Aggregate Outstanding Principal Balance as of the Closing Date, the Notes may be redeemed in whole, but not in part, at the direction of the Trust Depositor on any succeeding Payment Date. To exercise such option, the Trust Depositor shall furnish notice of such election to the Rating Agency and the Noteholders. If the Notes are to be so redeemed, the Trust Depositor shall also furnish notice of such election to the Trustee at least 15 Business Days prior to the proposed Redemption Date. To effect an Optional Redemption, the Trust Depositor shall deposit in the Distribution Account an amount equal to the Redemption Price and shall comply with the Optional Redemption provisions set forth in Section 10.01 and Section 10.04 of the Indenture.

(ii)         Notice of an Optional Redemption shall be provided by the Trust Depositor to the Trustee, the Owner Trustee and the Rating Agencies in accordance with the Indenture.

(b)          [Reserved].

(c)          Following the satisfaction and discharge of the Indenture, the payment in full of the principal of and interest on the Notes, and payment of fees and expenses and other amounts owing to Trustee, the Certificateholders will succeed to the rights of the Noteholders hereunder.

Section 10.02.      Termination.

(a)          This Agreement shall terminate upon notice to the Trustee of the earlier of the following events: (i) the final payment on or the disposition or other liquidation by the Issuer of the last Loan (including, without limitation, in connection with a redemption by the Issuer of all outstanding Notes pursuant to Section 10.01) or the disposition of all other Collateral, including property acquired upon foreclosure or deed in lieu of foreclosure of any Loan and the remittance of all funds due thereunder with respect thereto, (ii) mutual written consent of the Servicer, the Backup Servicer, the Trust Depositor, the Issuer, the Trustee, the Seller and all Outstanding Securityholders or (iii) the payment in full of all amounts owing in respect of the Notes.

(b)          Notice of any termination, specifying the Payment Date upon which the Issuer will terminate and that the Noteholders shall surrender their Notes to the Trustee for payment of the final distribution and cancellation shall be given promptly by the Servicer to the Trustee and by the Trustee to all Noteholders and the Rating Agencies during the month of such final distribution before the Reference Date in such month, specifying (i) the Payment Date upon which final payment of the Notes (or Redemption Price) will be made upon presentation and surrender of Notes at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Trustee therein specified.

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ARTICLE 11.

REMEDIES UPON MISREPRESENTATION;
REPURCHASE OPTION

Section 11.01.         Repurchases of, or Substitution for, Loans for Breach of Representations and Warranties.

Upon a discovery by a Responsible Officer of the Trust Depositor, a Responsible Officer of the Servicer or any subservicer, a Responsible Officer of the Backup Servicer or a Responsible Officer of the Trustee of a breach of a representation or warranty as set forth in Section 3.01, Section 3.02, or Section 3.04 or as made or deemed made in any notice relating to Substitute Loans, as applicable, that materially and adversely affects the interests of the Securityholders (each such Loan with respect to which such breach exists, an “Ineligible Loan”), the party discovering such breach or failure shall give prompt written notice to the other parties to this Agreement; provided that neither the Trustee nor the Backup Servicer shall have a duty or obligation (i) to discover or make an attempt to discover, inquire about or investigate the breach of any of such representations or warranties or (ii) to determine if such breach materially and adversely affects the interests of the Securityholders. Within 30 days of the earlier of (x) its discovery or (y) its receipt of notice of any breach of a representation or warranty, the Trust Depositor shall, or shall require the Seller pursuant to the Sale and Contribution Agreement to, and the Seller shall, (a) promptly cure such breach in all material respects, (b) repurchase each such Ineligible Loan by depositing in the Lockbox Account, for further credit to the Collection Account, within such 30 day period, an amount equal to the Transfer Deposit Amount for such Ineligible Loan, or (c) remove such Loan from the Collateral, deposit the Transfer Deposit Amount with respect to such Loan into the Lockbox Account, for further credit to the Collection Account, and, not later than the date a repurchase of such affected Loan would be required hereunder, effect a substitution for such affected Loan with a Substitute Loan in accordance with the substitution requirements set forth in Sections 2.04 and 2.06.

Section 11.02.         Reassignment of Repurchased or Substituted Loans.

Upon receipt by the Trustee for deposit in the Collection Account of the amounts described in Section 11.01 (or upon the Substitute Loan Cutoff Date related to a Substitute Loan described in Section 11.01), and upon receipt of an Officer’s Certificate of the Servicer in the form attached hereto as Exhibit F, the Trustee and the Issuer shall assign to the Trust Depositor and the Trust Depositor shall assign to the Seller all of the Trustee’s and the Issuer’s (or Trust Depositor’s, as applicable) right, title and interest in the Loans being repurchased or substituted for the related Loan Assets without recourse, representation or warranty. Such reassigned Loan shall no longer thereafter be included in any calculations of Outstanding Loan Balances required to be made hereunder or otherwise be deemed a part of the Collateral.

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ARTICLE 12.

INDEMNITIES

Section 12.01.         Indemnification by Servicer.

The initial Servicer agrees to indemnify, defend and hold harmless the Trustee (as such and in its individual capacity), the Custodian (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), the Backup Servicer (as such, in its individual capacity and in its capacity as Successor Servicer) and any Successor Servicer (as such and in its individual capacity) and each of their officers, directors, employees and agents for and from and against any and all claims, losses, penalties, fines, forfeitures, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), reasonable legal fees and related costs and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Servicer’s fraud or the failure of the Servicer to perform its duties and service the Loans in compliance in all material respects with the terms of this Agreement, except to the extent arising from gross negligence, willful misconduct or fraud by the Person claiming indemnification. Any Person seeking indemnification hereunder shall promptly notify the Servicer if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Servicer of its indemnification obligations hereunder unless the Servicer is deprived of material substantive or procedural rights or defenses as a result thereof. The Servicer shall assume (with the consent of the indemnified party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim. If the consent of the indemnified party required in the immediately preceding sentence is unreasonably withheld, the Servicer shall be relieved of its indemnification obligations hereunder with respect to such Person. The parties agree that the provisions of this Section 12.01 shall not be interpreted to provide recourse to the Servicer against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Loan. The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

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Section 12.02.        Indemnification by Trust Depositor.

The Trust Depositor agrees to indemnify, defend, and hold the Trustee (as such and in its individual capacity), the Custodian (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), the Backup Servicer (as such, in its individual capacity and in its capacity as Successor Servicer), any Successor Servicer (as such and in its individual capacity) and each of their officers, directors, employees and agents and each Securityholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Trust Depositor’s fraud or the failure of the Trust Depositor to perform its duties in compliance in all material respects with the terms of this Agreement and in the best interests of the Issuer, except to the extent arising from the gross negligence, willful misconduct or fraud by the Person claiming indemnification. Any Person seeking indemnification hereunder shall promptly notify the Trust Depositor if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Trust Depositor of its indemnification obligations hereunder unless the Trust Depositor is deprived of material substantive or procedural rights or defenses as a result thereof. The Trust Depositor shall assume (with the consent of the indemnified party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim. If the consent of the indemnified party required in the immediately preceding sentence is unreasonably withheld, the Trust Depositor is relieved of its indemnification obligations hereunder with respect to such Person.

Section 12.03.        Survival.

The indemnities provided in this Article 12 shall survive the discharge and termination of this Agreement or earlier resignation or removal of the indemnitee.

ARTICLE 13.

MISCELLANEOUS

Section 13.01.       Amendment.

(a)          This Agreement may be amended from time to time by the Issuer, the Trust Depositor, the Seller, the Servicer, and the Trustee by written agreement, with notice to the Owner Trustee but without the consent of any Securityholder, to (i) cure any ambiguity or to correct or supplement any provisions herein that may be inconsistent with any other provisions in this Agreement or in the Offering Memorandum, (ii) comply with any changes in the Code, USA PATRIOT Act, or U.S. securities laws (including the regulations implementing such laws), (iii) evidence the succession of another Person to the Issuer, a Successor Servicer or a successor Trustee, and the assumption by any such successor of the applicable covenants therein, (iv) add to the covenants of any party hereto for the benefit of the Securityholders, (v) amend any provision to this Agreement to reflect any written change to the guidelines, methodology or standards established by any Rating Agency that are applicable to this Agreement, (vi) modify Exhibit G, or (vii) add any new provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that no such amendment shall materially and adversely affect the interests of any Noteholder. Notice of any proposed amendment must be sent to all Securityholders at least ten (10) Business Days prior to the execution of such amendment. Any amendment shall not be deemed to materially and adversely affect the interests of any Noteholder if the Person requesting such amendment obtains an Opinion of Counsel addressed to the Owner Trustee and the Trustee to that effect.

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(b)          Except as provided in Section 13.01(a) hereof, this Agreement may be amended from time to time by the Issuer, the Trust Depositor, the Seller, the Servicer and the Trustee, with the consent of 66 2/3% of the Noteholders and with notice to the Owner Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided that (i) no such amendment shall, without the consent of each Noteholder that may be adversely affected, reduce the percentage of the principal balance of the Notes that is required to consent to any amendment to this Agreement and (ii) no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Loans or distributions that are required to be made for the benefit of the Noteholders or change the interest rate applicable to the Notes, without the consent of all adversely affected Noteholders.

(c)          Promptly after the execution of any such amendment or consent, written notification of the substance of such amendment or consent shall be furnished by the Trustee to the Noteholders and by the Issuer to the Certificateholders. It shall not be necessary for the consent of any Securityholders required pursuant to Section 13.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by the Securityholders of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe for the Noteholders and as the Issuer may prescribe for the Certificateholders. Notwithstanding anything contained herein, any amendment which affects the Owner Trustee, the Custodian or the Backup Servicer shall require the Owner Trustee’s, the Custodian’s or the Backup Servicer’s, as applicable, written consent. Any amendment shall be accompanied by an Officer’s Certificate and an Opinion of Counsel addressed to the Owner Trustee and the Trustee to the effect that such amendment is permitted hereunder and under the other Transaction Documents, has been duly authorized by all necessary action, and all conditions precedent to such amendment have been satisfied.

Section 13.02.       [Reserved].

Section 13.03.       Governing Law.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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(b)          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.03(b).

Section 13.04.       Notices.

All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible telecopier with a confirmation of receipt, in all cases addressed to the recipient as follows:

(a)	if to the Servicer or the Seller:

Horizon Technology Finance Corporation
312 Farmington Avenue,
Farmington, Connecticut 06032
Attention: Legal Department
Re: Horizon Funding Trust 2013-1
Telephone: (860) 676-8654
Facsimile No.: 860-676-8655

Email: jay@horizontechfinance.com

with a copy to:

(b)	Horizon Technology Finance Corporation
312 Farmington Avenue,
Farmington, Connecticut 06032
Attention: Legal Department
Re: Horizon Funding Trust 2013-1
Telephone: (860) 676-8654
Facsimile No.: 860-676-8655

Email: jay@horizontechfinance.com

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(c)	if to the Trust Depositor:

Horizon Funding 2013-1 LLC
c/o Horizon Technology Finance Corporation
312 Farmington Avenue,
Farmington, Connecticut 06032
Attention: Legal Department
Re: Horizon Funding Trust 2013-1
Telephone: (860) 676-8654
Facsimile No.: 860-676-8655

Email: jay@horizontechfinance.com

with a copy to:

Horizon Funding 2013-1 LLC

c/o Horizon Technology Finance Corporation
312 Farmington Avenue,
Farmington, Connecticut 06032
Attention: Legal Department
Re: Horizon Funding Trust 2013-1
Telephone: (860) 676-8654
Facsimile No.: 860-676-8655

Email: jay@horizontechfinance.com

(d)	if to the Trustee: U.S. Bank National Association 190 S. LaSalle Street, 7th Floor

Chicago, IL 60603

Attention: Horizon Funding Trust 2013-1

Tel: 312-332-7496

Fax: 312-332-7996

(e)	if to the Backup Servicer: U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Deborah Jones Franco Facsimile No.: (651) 466-7365

Telephone: (651) 466-5032

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(f)	if to the Custodian with respect to Loan Files U.S. Bank National Association

1133 Ronkin Street, Suite 100

St. Paul, MN 55116

Attention: Delma Carlson

E-mail: delma.carlson@usbank.com

Telephone: 651-695-5902

Facsimile: 651-695-6102
Ref: Horizon Funding Trust 2013-1

(g)	if to the Owner Trustee:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Facsimile No.: (302) 636-4140

with a copy to:
the Seller and the Servicer as provided in clause (a) above

(h)	if to the Issuer:

Horizon Funding Trust 2013-1
c/o Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Facsimile No.: (302) 636-4140

with a copy to:
the Seller and the Servicer as provided in clause (a) above

(i)	if to the Rating Agency: Moody’s Investors Service 7 World Trade Center 250 Greenwich Street New York, New York 10007 Email: servicerreports@moodys.com

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(j)	if to the Initial Purchaser:

Guggenheim Securities, LLC
135 East 57th St, 7th Floor
New York, NY 10022
Attention: Chief Operating Officer / General Counsel
Re: Horizon Funding Trust 2013-1
Facsimile No.: (646) 786-4931

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 13.05.         Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Notes or Certificates or the rights of the Securityholders, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenants, agreements, provisions or terms in any other jurisdiction.

Section 13.06.         Third Party Beneficiaries.

The Owner Trustee is an express third-party beneficiary of this Agreement and, as such, shall have full power and authority to enforce the provisions of this Agreement against the parties hereto. Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 13.07.         Counterparts.

This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 13.08.         Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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Section 13.09.      No Bankruptcy Petition; Disclaimer.

(a)          Each of the Seller, the Trustee, the Servicer, the Issuer acting through the Owner Trustee and each Holder (by acceptance of the applicable Securities) covenants and agrees that, prior to the date that is one year and one day (or, if longer, the then applicable preference period and one day) after the payment in full of all amounts owing in respect of all outstanding Notes, it will not institute against the Trust Depositor or the Issuer, or join any other Person in instituting against the Trust Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; provided that nothing herein shall prohibit the Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other Person.

(b)          The Issuer acknowledges and agrees that the Certificates represent ownership of a beneficial interest in the Issuer and Loan Assets only and the Securities do not represent an interest in any assets (other than the Loan Assets) of the Trust Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Loan Assets, other Collateral and proceeds thereof).

(c)          The provisions of this Section 13.09 shall be for the third party benefit of those entitled to rely thereon, including the Securityholders, and shall survive the termination of this Agreement.

Section 13.10.      Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

Section 13.11.      Tax Characterization.

Notwithstanding the provisions of Section 2.01 and Section 2.04 hereof, the Trust Depositor and the Issuer agree that, pursuant to Treasury Regulations Section 301.7701-3(b)(1) and for federal, state and local income tax purposes, in the event that the Certificates are owned by more than one Holder, the Issuer will be treated as a partnership the partners of which are the Certificateholders, and in the event that the Certificates are owned by a single Holder, the Issuer will be disregarded as an entity separate from such Holder.

Section 13.12.      [Reserved].

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Section 13.13.         Limitation of Liability of Owner Trustee.

It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee on behalf of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (iv) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Agreement or any related documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

Section 13.14.         [Reserved].

Section 13.15.         No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto, and the services of the Servicer shall be rendered as an independent contractor and not as agent or as a fiduciary for any party hereto or for the Securityholders.

Section 13.16.         Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 13.17.         Acts of Holders.

Except as otherwise specifically provided herein, whenever Holder action, consent or approval is required under this Agreement or any other Transaction Document, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Holders if the Majority Noteholders agree to take such action or give such consent or approval. In all cases except where otherwise required by law or regulation, any act by a Holder of a Note may be taken by the Beneficial Owner of such Note.

Section 13.18.         Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.

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Section 13.19.         Limited Recourse.

Notwithstanding any other provisions of the Notes, this Agreement or any other Transaction Document, the obligations of the Issuer under the Notes, this Agreement and any other Transaction Document are limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the Priority of Payments and, following realization of the Collateral and distribution in accordance with the Priority of Payments, any claims of the Noteholders and the other Secured Parties, and any other parties to any Transaction Document shall be extinguished. The obligations of the Trust Depositor, the Seller, the Issuer and the Servicer under this Agreement and the other Transaction Documents are solely the obligations of the Trust Depositor, the Seller, the Issuer and the Servicer, respectively. No recourse shall be had for the payment of any amount owing by the Trust Depositor, the Seller, the Issuer or the Servicer or otherwise under this Agreement or under the other Transaction Documents or for the payment by the Trust Depositor, the Seller, the Issuer or the Servicer of any fee in respect hereof or thereof or any other obligation or claim of or against the Trust Depositor, the Seller, the Issuer or the Servicer arising out of or based upon this Agreement or on any other Transaction Document, against any Affiliate, shareholder, partner, manager, member, director, officer, employee, representative or agent of the Trust Depositor, the Seller, the Issuer or the Servicer or of any Affiliate of such Person. The provisions of this Section 13.19 shall survive termination of this Agreement.

Section 13.20.         Confidentiality.

Each of the Issuer, the Trust Depositor, the Servicer (if other than Horizon) and the Trustee shall maintain and shall cause each of its employees, officers, agents and Affiliates to maintain the confidentiality of material non-public information concerning Horizon and its Affiliates or about the Obligors obtained by it or them in connection with the structuring, negotiating, execution and performance of the transactions contemplated by the Transaction Documents, except that each such party and its employees, officers, agents and Affiliates may disclose such information to other parties to the Transaction Documents and to its external accountants, attorneys, any potential subservicers and the agents of such Persons provided such Persons expressly agree to maintain the confidentiality of such information, and as required by an applicable law or order of any judicial or administrative proceeding. This Section 13.20 shall constitute a confidentiality agreement for purposes of Regulation FD under the Exchange Act. Notwithstanding any other provision of this Agreement, the Servicer shall not be required to disclose any confidential information it is restricted from disclosing by law or contract; provided that the Servicer will use its commercially reasonable efforts to enter into, or cause the Issuer to enter into, a confidentiality agreement permitting such disclosure satisfactory to the Servicer with any Person to whom such information is required to be delivered.

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Section 13.21.         Non-Confidentiality of Tax Treatment.

All parties hereto agree that each of them and each of their managers, officers, employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HORIZON FUNDING TRUST 2013-1, as the Issuer

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Yvette L. Howell
Name:	Yvette L. Howell
Title:	Assistant Vice President

HORIZON FUNDING 2013-1 LLC, as the Trust Depositor

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

HORIZON TECHNOLOGY FINANCE CORPORATION, as the Seller and as the Servicer

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

[Signatures Continued on the Following Page]

Horizon Funding Trust 2013-1

Sale and Servicing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as the Trustee, Backup Servicer, Custodian and Securities Intermediary

By:	/s/ Melissa A. Rosal
Name:	Melissa A. Rosal
Title:	Vice President

Horizon Funding Trust 2013-1

Sale and Servicing Agreement